  AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON AUGUST 20, 2004

                                                 REGISTRATION NO. 333-

                                                 REGISTRATION NO. 333-

                                                 REGISTRATION NO. 333-

                                                 REGISTRATION NO. 333-

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                              SUNTRUST BANKS, INC.
             (Exact name of registrant as specified in its charter)

                      GEORGIA                                           58-1575035
 (State or other jurisdiction of incorporation or         (I.R.S. Employer Identification Number)
                   organization)

                             SUNTRUST CAPITAL VIII
                              SUNTRUST CAPITAL IX
                               SUNTRUST CAPITAL X
                              SUNTRUST CAPITAL XI
         (Exact name of registrant as specified in its trust agreement)

                     DELAWARE                                     EACH TO BE APPLIED FOR
 (State or other jurisdiction of incorporation or         (I.R.S. Employer Identification Number)
                   organization)

                             ---------------------
                            303 PEACHTREE STREET, NE
                               ATLANTA, GA 30308
                                 (404) 588-7711
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               RAYMOND D. FORTIN
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                            303 PEACHTREE STREET, NE
                               ATLANTA, GA 30308
                                 (404) 588-7711
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

               JEFFREY M. STEIN                             SUSAN J. SUTHERLAND
             KING & SPALDING LLP                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
             191 PEACHTREE STREET                            FOUR TIMES SQUARE
              ATLANTA, GA 30303                              NEW YORK, NY 10036
             (404) 572-4600(TEL)                            (212) 735-3000(TEL)
             (404) 572-5100(FAX)                            (212) 735-2000(FAX)

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after the effective date of this registration statement.

    If the securities being registered on this Form are to be offered pursuant to dividend or reinvestment plans, check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                             ---------------------

                       CALCULATION OF REGISTRATION FEE(1)

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
           TITLE OF EACH CLASS OF                 AMOUNT TO BE        OFFERING PRICE         AGGREGATE           REGISTRATION
       SECURITIES TO BE REGISTERED(2)           REGISTERED(3)(4)       PER UNIT(5)       OFFERING PRICE(6)           FEE
---------------------------------------------------------------------------------------------------------------------------------
SunTrust Banks, Inc. Debt Securities(7),
  Purchase Contracts(8), Units(9), Common
  Stock, par value $1.00 per share(10),
  Warrants and back-up undertakings in
  connection with the Trust Preferred
  Securities of SunTrust Capital VIII,
  SunTrust Capital IX, SunTrust Capital X and
  SunTrust Capital XI(11)....................
---------------------------------------------------------------------------------------------------------------------------------
SunTrust Capital VIII Trust Preferred
  Securities.................................
---------------------------------------------------------------------------------------------------------------------------------
SunTrust Capital IX Trust Preferred
  Securities.................................
---------------------------------------------------------------------------------------------------------------------------------
SunTrust Capital X Trust Preferred
  Securities.................................
---------------------------------------------------------------------------------------------------------------------------------
SunTrust Capital XI Trust Preferred
  Securities.................................
---------------------------------------------------------------------------------------------------------------------------------
Total........................................    $1,500,000,000                            $1,500,000,000          $190,050
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

 (1) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.

 (2) Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

 (3) Includes such indeterminate number of shares of Common Stock of SunTrust Banks, Inc. as may be issued upon exercise of Warrants of SunTrust Banks, Inc. or in exchange for, or upon conversion of, Debt Securities of SunTrust Banks, Inc. registered hereunder. No separate consideration will be received by SunTrust Banks, Inc. for any shares of Common Stock so issued upon exercise of Warrants or in exchange for or upon conversion of Debt Securities. Also includes such additional principal amount as may be necessary such that, if Debt Securities of SunTrust Banks, Inc. are issued with an original issue discount, the aggregate initial offering price of all Debt Securities will equal the amount registered above less the dollar amount of other securities previously issued. Also includes an indeterminate number of Trust Preferred Securities of SunTrust Capital VIII, SunTrust Capital IX, SunTrust Capital X and SunTrust Capital XI (the "Trusts") as may be issued at indeterminate prices and Junior Subordinated Debt Securities that may be issued by SunTrust Banks, Inc. to evidence a loan by a Trust to SunTrust Banks, Inc. of the proceeds from the sale of the Trust Preferred Securities of such Trust. Junior Subordinated Debt Securities evidencing the loan to SunTrust Banks, Inc. may later be distributed to the holders of a Trust's Trust Preferred Securities upon dissolution of a trust.

 (4) This registration statement also registers, where required, an indeterminate amount of securities to be offered and sold by affiliates of SunTrust Banks, Inc., in market-making transactions.

 (5) Omitted pursuant to General Instruction II.D of Form S-3. The proposed maximum offering price per unit will be determined from time to time by the relevant Registrant in connection with the issuance by such Registrant of securities registered hereunder.

 (6) In no event will the aggregate initial offering price of the securities issued under this registration statement exceed the amount registered above or the equivalent thereof in one or more foreign currencies or currency units. No separate consideration will be received for Debt Securities or Common Stock of SunTrust Banks, Inc. that are issued upon conversion or exchange of Debt Securities of SunTrust Banks, Inc. or Trust Preferred Securities of a Trust.

 (7) The Debt Securities to be offered hereunder will consist of one or more series of Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities, or any combination thereof, as more fully described herein.

 (8) The Purchase Contracts may require the holder thereof to purchase or sell
     (i) Debt Securities or Common Stock of SunTrust Banks, Inc.; (ii) securities of an entity unaffiliated with the Registrants, a basket of such securities or any combination of the above, (iii) currencies or (iv) commodities.

 (9) The Units to be offered hereunder will consist of one or more Purchase Contracts and Debt Securities.

(10) Common Stock will be issued only upon conversion, exchange or exercise of Debt Securities, Purchase Contracts, Units or Warrants.

(11) Includes the rights of holders of the Trust Preferred Securities of the Trusts under the trust preferred securities guarantee and the common securities guarantee and certain back-up undertakings, comprising the obligations of SunTrust Banks, Inc. to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of the Trusts, other than with respect to such Trust Preferred Securities, and such obligations of SunTrust Banks, Inc. as set forth in the amended and restated declaration of trust of each Trust and the Junior Subordinated Indenture, in each case as further described in the registration statement. The guarantees, when taken together with SunTrust Bank, Inc.'s obligations under the Junior Subordinated Debt Securities, the Junior Subordinated Indenture and the amended and restated declaration of trust of each Trust, will provide a full and unconditional guarantee on a subordinated basis by SunTrust Banks, Inc. of payments due on the Trust Preferred Securities of each Trust to the extent funds are available therefor. No separate consideration will be received for any guarantee or such back-up obligations.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This registration statement contains two forms of base prospectuses to be used in connection with offerings of the following securities:

    - Senior Debt Securities, Subordinated Debt Securities, Purchase Contracts, Units and Warrants of SunTrust Banks, Inc., and Common Stock of SunTrust Banks, Inc. that may be issued upon conversion, exchange or exercise of these securities; and

    - Trust Preferred Securities of SunTrust Capital VIII, SunTrust Capital IX, SunTrust Capital X and SunTrust Capital XI, Junior Subordinated Debt Securities of SunTrust Banks, Inc. and guarantees by SunTrust Banks, Inc. of the Trust Preferred Securities of SunTrust Capital VIII, SunTrust Capital IX, SunTrust Capital X and SunTrust Capital XI.

    Each offering of securities made under this registration statement will be made pursuant to one of these two base prospectuses, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement. The aggregate initial offering price of the securities that may be offered under these two prospectuses will not exceed $1,500,000,000.

    Each of these two base prospectuses may also be used by affiliates of SunTrust Banks, Inc. in market-making transactions in the securities covered by such prospectus.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED AUGUST 20, 2004.

PROSPECTUS

                              SUNTRUST BANKS, INC.

                             ---------------------

                                DEBT SECURITIES
                               PURCHASE CONTRACTS
                                     UNITS
                                    WARRANTS
                             ---------------------

     We may offer from time to time debt securities, purchase contracts, units and warrants. We may also issue common stock upon the conversion, exchange or exercise of any of the securities listed above.

     We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offering. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

     THESE SECURITIES WILL BE OUR UNSECURED OBLIGATIONS, WILL NOT BE SAVING ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION, AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this prospectus is

                             ---------------------

                               TABLE OF CONTENTS

                 PAGE
                 ----
About this
  Prospectus...   ii
Where You Can
  Find More
 Information...   ii
Forward-Looking
  Statements...  iii
SunTrust Banks,
  Inc..........    1
Use of
  Proceeds.....    2
Ratios of
  Earnings to
  Fixed
  Charges......    2
Description of
  Debt
  Securities...    3

                 PAGE
                 ----
Description of
  Purchase
  Contracts....   12
Description of
  Units........   12
Description of
  Warrants.....   13
Description of
  Common
  Stock........   15
Plan of
Distribution...   17
Legal
  Matters......   18
Experts........   18

                             ---------------------

     Unless the context requires otherwise, references to (1) "we," "us," "our" or similar terms are to SunTrust Banks, Inc. and its consolidated subsidiaries, and (2) the "Trusts" are to SunTrust Capital VIII, SunTrust Capital IX, SunTrust Capital X and SunTrust Capital XI, statutory Delaware trusts and the issuers of the trust preferred securities.

                             ---------------------

                             ABOUT THIS PROSPECTUS

     This prospectus is a part of a registration statement that we and the Trusts filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. Under this shelf registration statement, we may sell, either separately or together, debt securities, purchase contracts, units and warrants in one or more offerings. We may also issue common stock upon conversion, exchange or exercise of any of the securities mentioned above. The Trusts may sell trust preferred securities representing undivided beneficial interests in the Trusts to the public and common securities representing undivided beneficial interests in the Trusts to us in one or more offerings. The aggregate amount of securities that we and the Trusts may offer under the registration statement is $1,500,000,000, denominated in U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies.

     This prospectus provides you with a general description of the debt securities, purchase contracts, units, warrants and common stock that we may issue. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

     The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, 233 Broadway, New York, New York 10279 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

     The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we subsequently file with the SEC will automatically update and supercede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities offered by this prospectus:

     - Annual Report on Form 10-K for the year ended December 31, 2003;

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004;

     - Current Reports on Form 8-K filed on January 12, 2004 (information filed under Item 5 only), April 8, 2004 (information filed under Item 5 only), May 10, 2004, May 20, 2004 and August 3, 2004; and

     - The description of SunTrust's common stock, $1.00 par value per share, contained in our Registration Statement on Form 8-A, under Section 12(b) of the Exchange Act, filed March 5, 2003, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

     SunTrust Banks, Inc.
     303 Peachtree Street, N.E.
     Atlanta, Georgia 30308
     (404) 658-4879
     Attention: Gary Peacock, Jr.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. WE MAY ONLY USE THIS PROSPECTUS TO SELL SECURITIES IF IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT. WE ARE ONLY OFFERING THESE SECURITIES IN STATES WHERE THE OFFER IS PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATES ON THE FRONT OF THOSE DOCUMENTS.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of the federal securities laws. We may also make forward-looking statements in reports filed with the SEC that we incorporate by reference in this prospectus or in the accompanying prospectus supplement. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on our beliefs and assumptions, and on information currently available to us. The forward-looking statements are intended to be subject to the safe harbor protection provided by
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "plans," "estimates" or similar expressions or future conditional verbs such as "will," "should," "would" and "could." Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

     Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

     - competitive pressures among local, regional and international banks, thrifts, credit unions and other nonbank financial institutions may increase significantly;

     - changes in the interest rate environment may reduce margins and impact funding sources;

     - general economic or business conditions in the geographic regions and industries in which we operate as well as the risk of domestic or international military or terrorist activities or conflicts, may lead to a deterioration in credit quality or a reduced demand for credit;

     - legislative or regulatory changes, including changes in accounting standards, may adversely affect the business in which we are engaged;

     - various monetary and fiscal policies and regulations, including those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation and state regulators;

     - changes may occur in the securities markets; and

     - our competitors may have greater financial resources and develop products that enable them to compete more successfully than us.

     Other factors that may cause actual results to differ from the forward-looking statements include the following:

     - the timely development of competitive new products and services by us and the acceptance of such products and services by customers;

     - changes in consumer spending and saving habits;

     - the effects of competitors' pricing policies;

     - our success in managing the costs associated with the expansion of existing distribution channels and developing new ones, and in realizing increased revenues from such distribution channels, including cross-selling initiatives and electronic commerce-based efforts; and

     - the effect of corporate restructurings, mergers, acquisitions and/or dispositions and their integration into us, the actual restructuring and other charges related thereto and our ability to manage these and other risks including achieving the expected revenue growth and/or expense savings from such corporate restructurings, mergers, acquisitions and/or dispositions, including the proposed merger between us and National Commercial Financial Corporation.

     We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on such forward-looking statements, which are based on current expectations. We caution you that the foregoing list of important factors is not inclusive.

     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results and shareholder values may differ materially from those expressed in the forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict.

                              SUNTRUST BANKS, INC.

     As one of the nation's largest commercial banking organizations, we are a financial holding company with our headquarters in Atlanta, Georgia. Our principal banking subsidiary, SunTrust Bank, offers a full line of financial services for consumers and businesses through branches located primarily in Alabama, Florida, Georgia, Maryland, Tennessee, South Carolina, Virginia and the District of Columbia. Within our geographic footprint, we operate under six business segments. These business segments are: Retail, Commercial, Corporate and Investment Banking, Private Client Services, Mortgage, and Corporate/Other. In addition to traditional deposit, credit and trust and investment services offered by SunTrust Bank, other of our subsidiaries provide mortgage banking, credit-related insurance, asset management, securities brokerage and capital market services. As of June 30, 2004, we had 1,197 full-service branches, including supermarket branches, and we continue to leverage technology to provide customers the convenience of banking on the Internet, through 2,235 automated teller machines and via 24-hour telebanking.

     As of June 30, 2004, we had total assets of $128.1 billion, deposits of $85.5 billion and total shareholders' equity of $10.0 billion.

     Under the long-standing policy of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support these banks. As a result of this policy, we may be required to commit resources to our subsidiary banks in circumstances where we might not otherwise do so.

     Because we are a bank holding company, our rights and the rights of our creditors, including the holders of any of the securities offered by this prospectus, to participate in the distribution and payment of assets of any of our subsidiaries upon the subsidiary's liquidation or recapitalization would be subject to the prior claims of such subsidiary's creditors except to the extent that we may be a creditor with recognized claims against the subsidiary.

     We are incorporated under the laws of the State of Georgia. Our principal executive offices are located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308. Our general information telephone number is 404-588-7711.

MERGER WITH NCF

     On May 9, 2004, we announced a definitive agreement to merge with National Commerce Financial Corporation ("NCF"), a registered bank holding company headquartered in Memphis, Tennessee (the "NCF Merger"), pursuant to which the parties agreed that, subject to certain conditions, NCF will merge with and into SunTrust, with SunTrust surviving the NCF merger. NCF provides banking and other financial services through its banking and non-banking subsidiaries. As of June 30, 2004, NCF had consolidated assets of $24 billion and shareholders' equity of $2.8 billion. NCF's primary banking subsidiary is National Bank of Commerce, or NBC. NBC is a national banking association with its main office in Memphis, Tennessee and with its operations headquarters in Durham, North Carolina. In certain markets, NBC operates under the name Central Carolina Bank, or CCB, and Wal-Mart Money Center by National Bank of Commerce. NBC offers commercial and retail banking, savings and trust services through 258 CCB offices located in North Carolina and South Carolina, 24 Wal-Mart Money Centers in Georgia and Tennessee, 183 NBC offices located in Tennessee, Mississippi, Arkansas, Georgia, Virginia and West Virginia and six El Banco branches located in Georgia.

     Under the terms of the definitive agreement, NCF shareholders will have the right, subject to proration, to elect to receive cash or SunTrust common stock. The estimated purchase price of $6.9 billion, which includes the value of outstanding stock options, is based on a price per share of SunTrust common stock of $65.24, which was the average of the closing prices of the stock for the two trading days before and two trading days after May 9, 2004. The total consideration consists of approximately $1.8 billion in cash and approximately
75.4 million SunTrust shares.

     The completion of the NCF Merger is subject to a number of customary conditions being met, including the approval by NCF holders of the merger agreement and the approval by SunTrust shareholders of the issuance of SunTrust common stock in the merger, as well as receipt of all required regulatory approvals. The NCF Merger will occur after all the conditions to its completion have been satisfied or, if permissible, waived. We anticipate that the NCF Merger will occur in the fourth quarter of 2004. However, we cannot assure you when or if the NCF Merger will occur.

                                USE OF PROCEEDS

     Unless the applicable prospectus supplement states otherwise, we will use the net proceeds from the sale of any securities offered hereunder for general corporate purposes. These purposes may include the following:

     - the repayment of long-term debt;

     - the repayment of short-term debt, including commercial paper;

     - the purchase of equity securities, including repurchase of our common stock pursuant to our on-going stock repurchase plan;

     - investments at the holding company level;

     - investments in, or extensions of credit to, our banking and other subsidiaries and other banks and companies engaged in other financial service activities;

     - possible acquisitions; and

     - the purchase of investment securities.

     Until we use the net proceeds from the sale of any securities, we may temporarily invest the net proceeds in SunTrust Bank deposits, repurchase agreements with SunTrust Bank or short-term marketable securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows the ratio of earnings to fixed charges of our company, which includes our subsidiaries, on a consolidated basis. The ratio of earnings to fixed charges has been computed by dividing:

     - net income plus all applicable income taxes plus fixed charges, by

     - fixed charges.

     Fixed charges represent interest expense, either including or excluding interest on deposits as set forth below, and the portion of net rental expense deemed to be equivalent to interest on long-term debt. Interest expense, other than on deposits, includes interest on long-term debt, federal funds purchased and securities sold under agreements to repurchase, mortgages, commercial paper and other funds borrowed. For 1999, the ratio of earnings to fixed charges has been computed excluding extraordinary gains.

                                                                                      SIX MONTHS
                                                                                        ENDED
                                                      YEAR ENDED DECEMBER 31,          JUNE 30,
                                                  --------------------------------   ------------
RATIO OF EARNINGS TO FIXED CHARGES:               1999   2000   2001   2002   2003   2003    2004
-----------------------------------               ----   ----   ----   ----   ----   ----    ----
Including interest on deposits..................  1.59   1.51   1.66   1.94   2.28   2.20    2.56
Excluding interest on deposits..................  2.38   2.45   2.62   3.24   3.66   3.63    4.01

                         DESCRIPTION OF DEBT SECURITIES

     As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities and will be issued under one or more separate indentures between us and a trustee. Senior debt securities will be issued under a senior indenture, dated as of May 1, 1993, between us and J.P. Morgan Trust Company, National Association (as successor in interest to PNC Bank, National Association), as trustee. Subordinated debt securities will be issued under a subordinated indenture, dated as of May 1, 1993, between us and J.P. Morgan Trust Company, National Association (as successor in interest to Bank One, N.A. and The First National Bank of Chicago), as trustee. We sometimes refer to the senior indenture and the subordinated indenture in this prospectus collectively as the "indentures."

     We have summarized selected provisions of the indentures below. The summary is not complete. You should read the following summary together with the applicable indenture to help you understand the terms of the debt securities. The indentures have been incorporated by reference from our registration statement on Form S-3 (File No. 33-62162) as exhibits to this registration statement of which this prospectus forms a part. In the summary below, we have included references to section numbers of the applicable indenture so that you can easily locate these provisions. You can obtain copies of the indentures by following the directions under the caption "Where You Can Find More Information" beginning on page 2 of this prospectus.

GENERAL

     The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. The indentures also do not limit our ability to incur other debt and do not contain financial or similar restrictive covenants.

     A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms may include some or all of the following:

     - the title of the debt securities;

     - whether the debt securities are senior debt securities or subordinated debt securities;

     - any limit on the total principal amount of the debt securities;

     - the maturity date or dates of the debt securities;

     - the rate or rates of interest, which may be fixed or variable, per annum at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

     - the date or dates from which interest, if any, will accrue;

     - the dates on which interest will be payable and the related record dates;

     - whether payments of principal or interest will be determined by any index, formula or other method and the manner of determining the amount of such payments;

     - the place or places where the principal of, premium, if any, and interest on the debt securities will be payable if other than the location specified in this prospectus;

     - any redemption dates, prices, rights, obligations and restrictions on the debt securities;

     - any mandatory or optional sinking fund, purchase fund or analogous provisions;

     - the denominations in which the debt securities will be issuable if other than denominations of $1,000 and integral multiples thereof;
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     - the portion of the principal amount of the debt securities payable upon the acceleration of the maturity of the debt securities if other than the principal amount;

     - the currency or currency unit in which principal of, premium, if any, and interest will be paid if other than U.S. dollars;

     - whether we will issue the debt securities in permanent global form and the circumstances under which such permanent global debt security may be exchanged;

     - whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

     - if such debt securities are senior debt securities, whether the defeasance provisions of the senior indenture will apply to such series of debt securities;

     - the material United States federal income tax considerations related to the debt securities;

     - any deletions from, changes in or additions to the events of default or the covenants specified in the applicable indenture; and

     - any other material terms of the debt securities not specified in this prospectus (Section 301).

     We may issue both senior debt securities and subordinated debt securities at a substantial discount below their stated principal amount. We refer to these securities as "original issue discount securities," which means any security that provides for an amount less than its principal amount to be due and payable upon the acceleration of its maturity. We will describe the federal income tax consequences and other special considerations applicable to any original issue discount securities in the applicable prospectus supplement.

     Unless the applicable prospectus supplement states otherwise, we will issue debt securities only in fully registered form, without coupons, and in denominations of $1,000 and any integral multiple thereof. Holders of debt securities will not pay any service charge for any registration of transfer or exchange of the debt securities. We may, however, require payment of a sum sufficient to cover any tax or other government charge payable in connection with such registration or transfer.

PAYMENT; TRANSFER

     Unless the applicable prospectus supplement states otherwise, principal, premium, if any, and interest, if any, on the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of SunTrust Bank in Atlanta, Georgia, except that interest may be paid at our option by check mailed to the address of the holder entitled thereto as it appears on the security register. We will have the right to require a holder of any debt security, in connection with any payment on such debt security, to certify information to us or, in the absence of such certification, we will be entitled to rely on any legal presumption to enable us to determine our obligation, if any, to deduct or withhold taxes, assessments or governmental charges from such payment.

RANKING

     General. The debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with our other unsecured and unsubordinated indebtedness. The subordinated debt securities will rank junior to all senior indebtedness (as defined below) and, in certain circumstances, to all additional senior obligations (as defined below).

     As of June 30, 2004, we had an aggregate of approximately $867.7 million of long-term senior indebtedness outstanding and an aggregate of approximately $265 million of short-term senior indebtedness outstanding, which consisted primarily of master notes. On August 6, 2004 we issued an aggregate of $1.0 billion of long-term senior indebtedness in connection with the NCF Merger. We expect from time to time to incur additional senior indebtedness and additional senior obligations. The indentures do not prohibit or limit the incurrence of additional senior indebtedness or additional senior obligations. As of
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June 30, 2004, we had an aggregate of approximately $700 million of long-term junior subordinated debt securities outstanding and an aggregate of $1.450 billion of trust preferred securities outstanding. These indebtedness amounts reflect debt at the parent company level only.

     Because we are a holding company, our right and the rights of our creditors, including holders of debt securities, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or otherwise would be subject to the prior claims of creditors of that subsidiary, except to the extent that we are a creditor of that subsidiary with recognized claims. However, in the event of a liquidation or other resolution of an insured depositary institution, the claims of depositors and other general or subordinated creditors are entitled to a priority of payment over the claims of holders of any obligation of the institution to its shareholders, including any depositary institution holding company or any shareholder or creditor thereof. Our subsidiaries have significant outstanding long-term debt and substantial obligations with respect to deposit liabilities and federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations.

     In addition, the indentures and the debt securities will not contain any provision that would protect the holders of the debt securities against a sudden and dramatic decline in credit quality resulting from a takeover, recapitalization or similar restructuring of our company or other event involving us that may adversely affect our credit quality.

     Subordination of the Subordinated Securities. The subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness and, in certain circumstances relating to the dissolution, winding-up, liquidation or reorganization of our company, to all additional senior obligations (Article 13).

     Under the subordinated indenture "senior indebtedness" means:

     (1) all indebtedness of our company for money borrowed, whether now outstanding or subsequently created, assumed or incurred, other than:

     - the subordinated debt securities;

     - any obligation ranking equally with the subordinated debt securities; or

     - any obligation ranking junior to the subordinated debt securities, and

     (2) any deferrals, renewals or extensions of any such senior indebtedness.

     The subordinated indenture defines the term "indebtedness for money borrowed" to mean:

     - any obligation of ours, or any obligation guaranteed by us, for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments; and

     - any deferred obligation for the payment of the purchase price of property or assets acquired other than in the ordinary course of business.

     The subordinated indenture defines "additional senior obligations" to mean all of our indebtedness, whether now outstanding or subsequently created, assumed or incurred, for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; provided, however, that additional senior obligations do not include:

          (1) any claims in respect of senior indebtedness; or

          (2) any obligations ranking junior to or equally with the subordinated debt securities.

     As a result of these subordination provisions, no payment on account of the principal of, premium, if any, or interest on the subordinated debt securities may be made if a payment default with respect to senior indebtedness exists and any applicable grace period has expired or the maturity of any senior indebtedness has been accelerated. Upon any payment or distribution of assets to creditors upon any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to our company as a whole, whether voluntary or involuntary,

     (1) the holders of all senior indebtedness will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the subordinated debt securities; and

     (2) if after giving effect to the operation of clause (1) above:

     - any assets remain available for payment or distribution in respect of the subordinated debt securities, and

     - creditors in respect of additional senior obligations have not received payment in full;

then the amounts referred to in the first bullet above will first be applied to pay or provide for the payment in full of all such additional senior obligations before any payment may be made on the subordinated debt securities.

     If the holders of subordinated debt securities receive any payment at a time when they know that all senior indebtedness and additional senior obligations have not been paid in full, then such payment shall be held in trust for the benefit of the holders of senior indebtedness and/or additional senior obligations, as the case may be (Section 1301).

     As a result of these subordination provisions, in the event of our insolvency, holders of subordinated debt securities may recover less, ratably, than holders of senior indebtedness and additional senior obligations. In addition, in the event of insolvency, our creditors that do not hold senior indebtedness or who hold subordinated debt securities may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than holders of the subordinated debt securities.

RESTRICTION ON DISPOSITION OF VOTING STOCK OF CERTAIN SUBSIDIARIES

     Under the senior indenture, we have agreed not to sell, assign, pledge, transfer or otherwise dispose of, or permit the issuance of, or permit a subsidiary to sell, assign, pledge, transfer or dispose of, any shares of voting stock of any subsidiary or any securities convertible into voting stock of any subsidiary which is:

     (1) a principal constituent bank; or

     (2) a subsidiary which owns shares of voting stock or any securities convertible into voting stock of a principal constituent bank.

Notwithstanding the foregoing, this covenant does not prohibit:

     - any dispositions made by us or any subsidiary (A) acting in a fiduciary capacity for any person other than us or any subsidiary or (B) to us or any of our wholly owned (except for directors' qualifying shares) subsidiaries; or

     - the merger or consolidation of a principal constituent bank with and into a principal constituent bank.

This covenant also does not prohibit sales, assignments, pledges, transfers or other dispositions of shares of voting stock of a corporation referred to in clause (1) or (2) above where:

     (1) the sales, assignments, pledges, transfers or other dispositions are made, in the minimum amount required by law, to any person for the purpose of the qualification of such person to serve as a director; or

     (2) the sales, assignments, pledges, transfers or other dispositions are made in compliance with an order of a court or regulatory authority of competent jurisdiction or as a condition imposed by any such court or authority to the acquisition by us, directly or indirectly, of any other corporation or entity; or

     (3) in the case of a disposition of shares of voting stock or any securities convertible into voting stock of a principal constituent bank, or sales of voting stock or any securities convertible into voting stock of any subsidiary included in clause (2) above, the sales, assignments, pledges, transfers or other dispositions are:

     - for fair market value as determined by our board of directors or the board of directors of the subsidiary disposing of such shares or securities; and

     - after giving effect to such disposition and to any potential dilution (if the shares or securities are convertible into voting stock), we and our directly or indirectly wholly owned subsidiaries will own directly not less than 80% of the voting stock of such principal constituent bank or subsidiary; or

     (4) a constituent bank sells additional shares of voting stock to its shareholders at any price, so long as immediately after such sale we own, directly or indirectly, at least as great a percentage of the voting stock of such constituent bank as we owned prior to such sale of additional shares; or

     (5) a pledge is made or a lien is created to secure loans or other extensions of credit by a constituent bank subject to Section 23A of the Federal Reserve Act (Section 1005).

     Any constituent bank that has total assets equal to more than 15% of the total assets of all constituent banks is defined in the senior indenture to be a principal constituent bank (Section 101). As of June 30, 2004, SunTrust Bank was the only constituent bank that is a principal constituent bank under the senior indenture.

     The subordinated indenture does not contain the foregoing covenant.

EVENTS OF DEFAULT

     Definition. Under the indentures, the following events will constitute an event of default with respect to debt securities of any series:

     (1) we fail for 30 days to pay any interest on any debt security of that series when due and payable;

     (2) we fail to pay principal of or any premium on any debt security of that series when due;

     (3) we fail to deposit any sinking fund payment in respect of any debt security of that series when due;

     (4) we fail to perform any other covenant in the applicable indenture (other than a covenant included in such indenture solely for the benefit of a series of debt securities other than that series), for 90 days after written notice, as provided in the applicable indenture;

     (5) a decree or order for relief in respect of our company is entered by a court having jurisdiction in an involuntary case under federal or state bankruptcy laws, and continues unstayed and in effect for 60 consecutive days;

     (6) we commence a voluntary case under federal or state bankruptcy laws or consent to the entry of a decree or order for relief in an involuntary case under any such law; and

     (7) any other event of default provided with respect to debt securities of that series (Section 501).

     Remedies.  If an event of default:

     - with respect to senior debt securities of any series occurs and is continuing, or

     - described in clause (5) or clause (6) with respect to subordinated debt securities of any series occurs and is continuing,

then either the relevant trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare by notice in writing to us the principal amount (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of
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

outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration (Section 502).

     Accordingly, unless the applicable prospectus supplement states otherwise, the payment of the principal of the subordinated debt securities may be accelerated only upon the occurrence of an event of default described in clause
(5) or clause (6) of the preceding paragraph and may not be accelerated upon a payment or covenant default. In the event of a payment or covenant default with respect to subordinated debt securities, the trustee, subject to certain limitations and conditions, may institute judicial proceedings to enforce the payment of any amount due or the performance of such covenant or any other proper remedy (Section 503). Under certain circumstances, the trustee may withhold notice to the holders of the subordinated debt securities of a default if the trustee determines in good faith that the withholding of such notice is in the best interest of such holders, and the trustee shall withhold such notice for certain defaults for a period of 30 days (Section 602).

     Obligations of Trustee. The indentures provide that, subject to the duty of the relevant trustee during an event of default to act with the required standard of care, such trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders shall have offered to such trustee reasonable security or indemnity (Section 603). Subject to such provisions for the indemnification of the trustee and to certain other conditions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the relevant trustee, or exercising any trust or power conferred on such trustee, with respect to the debt securities of that series. However, such trustee may decline to act if the holders' direction is contrary to law or the applicable indenture, would unduly prejudice the right of other holders or would involve such trustee in personal liability (Section 512).

     No holder of any debt security of any series will have any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or trustee or for any remedy, unless:

     - such holder has given the relevant trustee written notice of a continuing event of default with respect to the debt securities of that series;

     - the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the relevant trustee to institute such proceeding as trustee;

     - such trustee has not received an inconsistent direction from the holders of a majority in principal amount of the outstanding debt securities of that series; and

     - the trustee has failed to institute the requested proceeding within 60 days (Section 507).

However, the holder of any debt security will have an absolute right to receive payment of the principal of, premium, if any, and interest on such debt security on the due dates expressed in such debt security and to institute suit for the enforcement of any such payment (Section 508).

     Under the indentures, we must furnish to the relevant trustee annually a statement regarding our performance of certain of our obligations under the applicable indenture and as to any default in such performance (Senior Indenture
Section 1006; Subordinated Indenture Section 1005).

DEFEASANCE AND COVENANT DEFEASANCE

     The senior indenture provides that, to the extent indicated in the applicable prospectus supplement, we may deposit in trust with the relevant trustee cash and/or government securities in an amount sufficient, without reinvestment, to pay all sums due on any series of senior debt securities. If we make this deposit, then, at our option, we:

     (1) will be deemed to have satisfied and paid all of our obligations in respect of the senior debt securities of that particular series; or

     (2) will not need to comply with certain restrictive covenants contained in the senior indenture and the occurrence of a covenant default will no longer be an event of default with respect to such series of senior debt securities, which we refer to as "covenant defeasance."

     Such a trust may only be established if, among other things,

     - no event of default exists or occurs as a result of such deposit; and

     - we deliver an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit.

     If we exercise our covenant defeasance option with respect to any series of senior debt securities and the maturity of that series is accelerated upon an event of default, the amount of cash and government securities on deposit with the trustee may not be sufficient to pay amounts due on such senior debt securities at the time of the acceleration. However, we will remain liable with respect to such payments (Article 13).

     The subordinated indenture does not contain defeasance and covenant defeasance provisions.

MODIFICATION AND WAIVER

     We and the relevant trustee may modify and amend the applicable indenture with the consent of the holders of 66 2/3% in aggregate principal amount of the outstanding debt securities of each series affected by such modification or amendment. However, we may not, without the consent of the holder of each debt security affected:

     - change the maturity date of the principal of, or interest on, any debt security,

     - reduce the principal amount of, or any premium or rate of interest on, any debt security,

     - reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof,

     - change the place or currency of payment of principal of, or any premium or interest on, any debt security,

     - impair the right to institute suit for the enforcement of any payment on or with respect to any debt security, or

     - reduce the percentage in principal amount of outstanding debt securities of any series required to modify or amend the applicable indenture or to waive compliance with certain provisions of, or defaults under, the applicable indenture (Section 902).

     The holders of at least 66 2/3% in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the applicable indenture. (Senior Indenture Section 1007; Subordinated Indenture Section 1006).

     The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the applicable indenture, except:

     - a default in the payment of principal of, or any premium or interest on, any debt security of that series; or

     - a default in respect of a covenant or provision which under such indenture cannot be modified or amended without the consent of the holder of each debt security of the series affected (Section 513).

CONSOLIDATION, MERGER AND TRANSFER OF ASSETS

     We may consolidate with or merge into, or transfer our assets substantially as an entirety to, any corporation organized under the laws of the United States, any state thereof or the District of Columbia, provided that:

     - the successor corporation assumes our obligations on the debt securities and under the indentures,

     - after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have occurred and be continuing, and

     - certain other conditions are met (Section 801).

TRUSTEES

     Either or both of the trustees may resign or be removed with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to such series (Section 610). In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee shall be a trustee of a trust under the related indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the "trustee" may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee (Section 611).

     J.P. Morgan Trust Company, National Association, which serves as the trustee under both the senior indenture and the subordinated indenture, has a principal corporate trust office at 101 California Street, Floor 38, San Francisco, California 94111. We and our affiliates have normal banking relationships with the trustee and its affiliates in the ordinary course of business.

GOVERNING LAW

     The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

BOOK-ENTRY SECURITIES

     We may issue debt securities in the form of one or more book-entry securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement (Section 301). In such a case, we will issue one or more book-entry securities in denominations equal to the portion of the aggregate principal amount of debt securities of the series to be represented by such book-entry securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a book-entry security may not be transferred except as a whole by the depositary for such book-entry security to its nominee or by its nominee to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of such successor (Section 305).

     The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a book-entry security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

     Upon the issuance of a book-entry security, the depositary for such book-entry security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such book-entry security to the accounts of persons that have accounts with such depositary, which we refer to as "participants." Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if we offer and sell such debt securities directly.
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

Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the depositary's system is also available to other persons, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which we refer to as "indirect participants." Persons who are not participants may beneficially own book-entry securities held by the depositary only through participants or indirect participants.

     Ownership of beneficial interests in any book-entry security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee with respect to interests of participants for such book-entry security and on the records of participants with respect to interests of indirect participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws, as well as the limits on participation in the depositary's book-entry system, may impair the ability to transfer beneficial interests in a book-entry security.

     So long as the depositary or its nominee is the registered owner of a book-entry security, the depositary or such nominee will be considered the sole owner or holder of the debt securities represented by such book-entry security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in debt securities represented by book-entry securities will not be entitled to have debt securities represented by such book-entry security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in definitive form, and will not be considered the owners or holders thereof under the applicable indenture.

     Payments of principal of, premium, if any, and interest on debt securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the book-entry security representing such debt securities. We expect that the depositary or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the book-entry security for such debt securities, as shown on the records of such depositary or its nominee. We also expect that payments by participants and indirect participants to owners of beneficial interests in such book-entry security held through such persons will be governed by standing instructions and customary practices, as is now the case with securities registered in "street name", and will be the responsibility of such participants and indirect participants. Neither we, the trustee, any authenticating agent, any paying agent, nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a book-entry security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests (Section 311).

     If the depositary for debt securities of a series notifies us that it is unwilling or unable to continue as depositary or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, we have agreed to appoint a successor depositary. If we have not appointed a successor within 90 days, we will issue debt securities of such series in definitive registered form in exchange for the book-entry security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine that the debt securities of any series issued in the form of one or more book-entry securities will no longer be represented by such book-entry security and, in such event, will issue debt securities of such series in definitive registered form in exchange for such book-entry securities. Further, if we so specify with respect to the debt securities of a series, we may issue debt securities in definitive registered form in exchange for book-entry securities if an event of default, or an event which with notice, lapse of time or both would be an event of default, with respect to the debt securities of such series has occurred and is continuing. In any such instance, an owner of a beneficial interest in a book-entry security will be entitled to physical delivery of debt securities in definitive registered form of the series represented by such book-entry security which are equal in aggregate principal amount to such beneficial interest and to have such debt securities registered in its name (Section 305).

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                       DESCRIPTION OF PURCHASE CONTRACTS

     We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of:

     - our debt securities or common stock;

     - securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

     - currencies; or

     - commodities.

     The price of our debt securities or price per share of our common stock, or the price of the other securities, currencies or commodities that are the subject of the contract, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

     The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

     - whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities or common stock, or other securities, currencies or commodities, and the nature and amount of each of those securities, or method of determining those amounts;

     - whether the purchase contracts are to be prepaid or not;

     - whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level, of our common stock;

     - any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

     - United States federal income tax considerations relevant to the purchase contracts; and

     - whether the purchase contracts will be issued in fully registered or global form.

     The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

                              DESCRIPTION OF UNITS

     We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

     The applicable prospectus supplement may describe:

     - the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

     - any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

     - the terms of the unit agreement governing the units;

     - United States federal income tax considerations relevant to the units;
       and

     - whether the units will be issued in fully registered or global form.

     The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

                            DESCRIPTION OF WARRANTS

     We may issue debt warrants or universal warrants. Warrants may be issued independently or together with any other securities we may offer by this prospectus and may be attached to or separate from any offered securities. Each series of warrants will be issued under a warrant agreement or a warrant indenture, as specified in the applicable prospectus supplement. A copy of the warrant agreement or warrant indenture, as applicable, and warrant certificate will be filed with the SEC in connection with the offering of warrants.

     The following description sets forth certain general terms and provisions of the warrants to be offered and is not intended to be complete. You should read any applicable warrant agreement, warrant indenture and warrant certificate because those documents, and not this description, will define your rights as a holder of warrants.

DEBT WARRANTS

     We may issue warrants for the purchase of our debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a "debt warrant."

UNIVERSAL WARRANTS

     We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

     - securities of one or more issuers, including our common stock or other securities described in this prospectus or debt or equity securities of third parties;

     - one or more currencies;

     - one or more commodities price indices;

     - one or more general price indices;

     - any other financial, economic or other measure or instrument, including a measure or instrument whose cash value is determined by reference to the occurrence or non-occurrence of any event or circumstance; and

     - combinations or subsets of the items described above.

     We refer to this type of warrant as a "universal warrant." We refer to each property described above as a "warrant property."

     We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrant by delivering:

     - the warrant property;

     - the cash value of the warrant property; or

     - the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

     The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

GENERAL TERMS OF WARRANTS

     The prospectus supplement relating to a particular offering of warrants will describe the terms of those warrants, including, where applicable, the following:

     - the title of the warrants;

     - the offering price for the warrants;

     - the aggregate number of warrants;

     - the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

     - the date from and after which the warrants and any securities issued with them will be separately transferable;

     - the dates on which the right to exercise the warrants will commence and expire;

     - the minimum or maximum amount of warrants that may be exercised at any one time;

     - whether the warrants represented by the warrant certificates or securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

     - a discussion of material United States federal income tax considerations;

     - anti-dilution provisions of the warrants;

     - redemption or call provisions applicable to the warrants;

     - any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

     - any other information we think is important about the warrants.

ADDITIONAL TERMS OF WARRANTS

     If you purchase debt warrants, your prospectus supplement may contain, where applicable, the following additional information about your warrants:

     - the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

     - the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both; and

     - the method of exercising the debt warrants.

     If you purchase universal warrants, your prospectus supplement may contain, where applicable, the following additional information about your warrants:

     - whether the universal warrants are put warrants or call warrants, including in either case warrants that may be settled by means of net cash settlement or cashless exercise, or any other type of warrants;

     - the money or warrant property, and the amount or method of determining the amount of money or warrant property, payable or deliverable upon exercise of each universal warrant;

     - the price at which and the currency with which the warrant property may be purchased or sold by or on behalf of the holder of each universal warrant upon the exercise of that warrant, and the method of determining that price; and

     - whether the exercise price of the universal warrants is to be settled in cash or by delivery of the warrant property or both and whether settlement will occur on a net basis or a gross basis.

     Before exercising the warrants, you will not have any of the rights of holders of the warrant property deliverable upon exercise of the warrants, including the right to receive dividends, if any, or payments upon liquidation, dissolution or winding-up, or to exercise voting rights, if any.

                          DESCRIPTION OF COMMON STOCK

GENERAL

     Under our articles of incorporation, we are authorized to issue 750,000,000 shares of common stock, par value $1.00 per share. As of June 30, 2004, there were 282,726,614 shares of our common stock outstanding, and we had undertaken to issue approximately 75,400,000 additional shares to NCF shareholders as merger consideration in connection with the NCF Merger. We are also authorized to issue 50,000,000 shares of preferred stock, none of which are outstanding.

     Our common stock is listed on the New York Stock Exchange under the symbol "STI."

     The following summary of the terms of our common stock is not intended to be complete and is qualified by reference to our articles of incorporation and bylaws.

     The outstanding shares of our common stock are fully paid and nonassessable. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Holders of our common stock do not have pre-emptive rights and are not entitled to cumulative voting rights with respect to the election of directors. Our common stock is neither redeemable nor convertible into other securities, and there are no sinking fund provisions.

     Subject to the preferences applicable to any shares of our preferred stock outstanding at the time, holders of our common stock are entitled to dividends when and as declared by our board from legally available funds and are entitled, in the event of liquidation, to share ratably in all assets remaining after payment of liabilities.

     The Board may, without further action by our shareholders, issue one or more series of preferred stock and fix the rights and preferences of those shares, including the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, terms of redemption, redemption price or prices, liquidation preferences, the number of shares constituting any series and the designation of such series.

STATUTORY LIMITATIONS ON DIVIDENDS

     We are a legal entity separate and distinct from our subsidiaries, including SunTrust Bank. We rely on payments from our subsidiaries as a source of funds for the payment of dividends on our common stock, and there are various legal and regulatory limits under federal and state law on the extent to which SunTrust Bank may pay dividends or otherwise supply funds to us.

     The principal source of our cash revenues is dividends from our subsidiaries, including SunTrust Bank. Federal and Georgia law limit the payment of these dividends to a certain extent. The Federal Reserve must approve any dividend if the total of all dividends declared by SunTrust Bank in any calendar year exceeds SunTrust Bank's net income for that year combined with its retained net income for the preceding two years, less any required transfers to surplus or a fund for the retirement of any preferred stock. In addition, a dividend may not be paid in excess of SunTrust Bank's undivided profits without the prior approval of the Federal Reserve and SunTrust Bank's shareholders. The relevant federal and state bank regulatory agencies also have authority to prohibit a bank holding company or a bank from engaging in any activity that, in the opinion of such regulatory agency, constitutes an unsafe or unsound practice in conducting its business. Such regulatory agencies could deem the payment of dividends by SunTrust Bank, depending upon its financial condition, to constitute such an unsafe or unsound practice.

     Under Georgia law, which also would apply to any payment of dividends by SunTrust Bank to us, the prior approval of the Georgia Department of Banking and Finance is required before any cash dividends may be paid by a state bank if:
(1) total classified assets at the most recent examination of such bank exceed 80% of the Tier 1 capital plus the allowance for loan losses of such bank; (2) the aggregate amount of dividends declared or anticipated to be declared in the calendar year exceeds 50% of the net profits, after taxes but before dividends, for the previous calendar year or (3) the ratio of Tier 1 capital to adjusted total assets is less than 6%.

     In addition, SunTrust Bank is subject to limitations under Sections 23A and 23B of the Federal Reserve Act with respect to extensions of credit to, investments in, and certain other transactions with us and our other subsidiaries. Furthermore, such loans and extensions of credit, as well as certain other transactions, are also subject to various collateral requirements.

ANTI-TAKEOVER PROVISIONS

     Our articles of incorporation and bylaws provide that our board of directors is to be divided into three classes as nearly equal in number as possible. Directors are elected by classes to three year terms, so that approximately one-third of our directors are elected at each annual meeting of the shareholders. In addition, our bylaws provide that the power to fill vacancies is vested in our board of directors. The overall effect of these provisions may be to prevent a person or entity from seeking to acquire control of us through an increase in the number of directors on our board and the election of designated nominees to fill newly created vacancies.

                              PLAN OF DISTRIBUTION

     We may sell securities offered under this prospectus:

     - through underwriters or dealers;

     - through agents; or

     - directly to one or more purchasers.

Any such underwriters, dealers or agents may include any of our broker-dealer subsidiaries, including SunTrust Capital Markets, Inc. and SunTrust Securities, Inc.

     The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, or at negotiated prices.

     For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:

     - the initial public offering price;

     - the names of any underwriters, dealers or agents;

     - the purchase price of the securities;

     - the proceeds from the sale of the securities to us;

     - any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

     - any discounts or concessions allowed or reallowed or repaid to dealers;
       and

     - the securities exchanges on which the securities will be listed, if any.

     If we use underwriters in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

     If we use dealers in the sale, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If we sell directly, no underwriters, dealers or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer.

     Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act of 1933. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act of 1933, or to contribute with respect to payments that they may be required to make.

     We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

     The securities will be new issues of securities with no established trading market and, unless otherwise specified in the applicable prospectus supplement, will not be listed on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

     Our broker-dealer subsidiaries are members of the NASD and may participate in distributions of securities. Accordingly, offerings of securities in which SunTrust's broker-dealer subsidiaries participate will conform with the provisions of Rule 2720 of the Conduct Rules of the NASD. The maximum underwriting compensation to be received in connection with any offering pursuant to this shelf registration will not exceed 8% of the aggregate public offering price of the securities.

     This prospectus, together with any applicable prospectus supplement, may also be used by any of our broker-dealer subsidiaries in connection with offers and sales of securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any of our broker-dealer subsidiaries, including SunTrust Capital Markets, Inc. and SunTrust Securities, Inc., may act as principal or agent in such transactions. None of our broker-dealer subsidiaries has any obligation to make a market in any of the securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

     Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

     Certain legal matters with respect to the securities offered by us pursuant to this prospectus will be passed upon for us by Raymond D. Fortin, Senior Vice President, General Counsel and Secretary of SunTrust. As of June 30, 2004, Mr. Fortin beneficially owned 20,200 shares of our common stock and held exercisable options to purchase 16,400 shares. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP has in the past performed, and continues to perform, legal services for us and our subsidiaries and is representing us in the NCF Merger.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

                 SUBJECT TO COMPLETION, DATED AUGUST 20, 2004.

PROSPECTUS

                              SUNTRUST BANKS, INC.

                             SUNTRUST CAPITAL VIII
                              SUNTRUST CAPITAL IX
                               SUNTRUST CAPITAL X
                              SUNTRUST CAPITAL XI

                             ---------------------

                      JUNIOR SUBORDINATED DEBT SECURITIES
                         Issued by SunTrust Banks, Inc.

                           TRUST PREFERRED SECURITIES
                              Issued by the Trusts
                    Fully and Unconditionally Guaranteed by
                              SunTrust Banks, Inc.

                             ---------------------

     The Trusts may offer from time to time trust preferred securities, and we may offer from time to time junior subordinated debt securities and guarantees of the trust preferred securities.

     We will offer the securities in the amounts, at prices and on terms to be determined by market conditions at the time of the offering. We or the Trusts, as the case may be, will provide the specific terms of these securities as applicable in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

     NEITHER THE TRUST PREFERRED SECURITIES OFFERED BY THE TRUSTS NOR THE JUNIOR SUBORDINATED DEBT SECURITIES OR GUARANTEES OFFERED BY US WILL BE SAVING ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION. THESE SECURITIES WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this prospectus is           .

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
About this Prospectus.................   ii
Where You Can Find More Information...   ii
Forward-Looking Statements............  iii
SunTrust Banks, Inc. .................    1
The Trusts............................    2
Use of Proceeds.......................    3
Ratios of Earnings to Fixed Charges...    3
Description of Junior Subordinated
  Debt Securities.....................    4

                                        PAGE
                                        ----
Description of Trust Preferred
  Securities..........................    8
Description of Guarantees.............   10
Relationship among Trust Preferred
  Securities, Corresponding Junior
  Subordinated Debt Securities and
  Guarantees..........................   13
Plan of Distribution..................   15
Legal Matters.........................   16
Experts...............................   16

                             ---------------------

     Unless the context requires otherwise, references to (1) the "Trusts" are to SunTrust Capital VIII, SunTrust Capital IX, SunTrust Capital X and SunTrust Capital XI, statutory Delaware trusts and the issuers of the trust preferred securities and (2) "we," "us," "our" or similar terms are to SunTrust Banks, Inc. and its consolidated subsidiaries.

                             ---------------------

                             ABOUT THIS PROSPECTUS

     This prospectus is a part of a registration statement that we and the Trusts filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. Under this shelf registration statement, the Trusts may sell trust preferred securities and we may sell junior subordinated debt securities and guarantees of our trust preferred securities in one or more offerings. In addition, we may sell, either separately or together, debt securities, purchase contracts, units and warrants in one or more offerings. We may also issue common stock upon conversion, exchange or exercise of any of the securities mentioned above. The aggregate amount of securities that we and the Trusts may offer under the registration statement is $1,500,000,000, denominated in U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies.

     This prospectus provides you with a general description of the securities we and the Trusts may sell from time to time. Each time we or the Trusts sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

     The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us, the Trusts and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, 233 Broadway, New York, New York 10279 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

     The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we subsequently file with the SEC will automatically update and supercede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the debt securities offered by this prospectus:

     - Annual Report on Form 10-K for the year ended December 31, 2003;

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004;

     - Current Reports on Form 8-K filed on January 12, 2004 (information filed under Item 5 only), April 8, 2004 (information filed under Item 5 only), May 10, 2004, May 20, 2004 and August 3, 2004; and

     - The description of SunTrust's common stock, $1.00 par value per share, contained in our Registration Statement on Form 8-A, under Section 12(b) of the Exchange Act, filed March 5, 2003, including any amendment or report filed for the purpose of updating such description.

     You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

        SunTrust Banks, Inc.
        303 Peachtree Street, N.E.
        Atlanta, Georgia 30308
        (404) 658-4879
        Attention: Gary Peacock, Jr.

     We have not included or incorporated by reference into this prospectus any separate financial statements of the Trusts. We do not believe that these financial statements would be material to holders of trust preferred securities because:

     - SunTrust will own, directly or indirectly, all of the voting securities of the Trusts and SunTrust is a reporting company under the Securities Exchange Act of 1934,

     - the Trusts have no independent operations and exist for the sole purpose of issuing trust preferred securities and investing the proceeds in SunTrust's junior subordinated debt securities, and

     - SunTrust's obligations under the indenture, the declaration of trust, the guarantee of the trust preferred securities and the junior subordinated debt securities purchased by each Trust, taken together, constitute a full and unconditional guarantee of payments due on the trust preferred securities.

See "Description of Junior Subordinated Debt Securities" and "Description of Guarantees."

     The Trusts are not and will not be subject to the informational requirements of the Securities Exchange Act of 1934.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT. NEITHER WE NOR THE TRUSTS HAVE AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. WE AND THE TRUSTS MAY ONLY USE THIS PROSPECTUS TO SELL SECURITIES IF IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT. WE AND THE TRUSTS ARE ONLY OFFERING THESE SECURITIES IN STATES WHERE THE OFFER IS PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATES ON THE FRONT OF THOSE DOCUMENTS.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of the federal securities laws. We may also make forward-looking statements in reports filed with the SEC that we incorporate by reference in this prospectus or in the accompanying prospectus supplement. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on our beliefs and assumptions, and on information currently available to us. The forward-looking statements are intended to be subject to the safe harbor protection provided by
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "plans," "estimates" or similar expressions or future conditional verbs such as "will," "should," "would" and "could." Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

     Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

     - competitive pressures among local, regional and international banks, thrifts, credit unions and other nonbank financial institutions may increase significantly;

     - changes in the interest rate environment may reduce margins and impact funding sources;

     - general economic or business conditions in the geographic regions and industries in which we operate as well as the risk of domestic or international military or terrorist activities or conflicts, may lead to a deterioration in credit quality or a reduced demand for credit;

     - legislative or regulatory changes, including changes in accounting standards, may adversely affect the business in which we are engaged;

     - various monetary and fiscal policies and regulations, including those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation and state regulators;

     - changes may occur in the securities markets; and

     - our competitors may have greater financial resources and develop products that enable them to compete more successfully than us.

     Other factors that may cause actual results to differ from the forward-looking statements include the following:

     - the timely development of competitive new products and services by us and the acceptance of such products and services by customers;

     - changes in consumer spending and saving habits;

     - the effects of competitors' pricing policies;

     - our success in managing the costs associated with the expansion of existing distribution channels and developing new ones, and in realizing increased revenues from such distribution channels, including cross-selling initiatives and electronic commerce-based efforts; and

     - the effect of corporate restructurings, mergers, acquisitions and/or dispositions and their integration into us, the actual restructuring and other charges related thereto and our ability to manage these and other risks including achieving the expected revenue growth and/or expense savings from such corporate restructurings, mergers, acquisitions and/or dispositions, including the proposed merger between us and National Commercial Financial Corporation.

     We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on such forward-looking statements, which are based on current expectations. We caution you that the foregoing list of important factors is not inclusive.

     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results and shareholder values may differ materially from those expressed in the forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict.

                              SUNTRUST BANKS, INC.

     As one of the nation's largest commercial banking organizations, we are a financial holding company with our headquarters in Atlanta, Georgia. Our principal banking subsidiary, SunTrust Bank, offers a full line of financial services for consumers and businesses through branches located primarily in Alabama, Florida, Georgia, Maryland, Tennessee, South Carolina, Virginia and the District of Columbia. Within our geographic footprint, we operate under six business segments. These business segments are: Retail, Commercial, Corporate and Investment Banking, Private Client Services, Mortgage, and Corporate/Other. In addition to traditional deposit, credit and trust and investment services offered by SunTrust Bank, other of our subsidiaries provide mortgage banking, credit-related insurance, asset management, securities brokerage and capital market services. As of June 30, 2004, we had 1,197 full-service branches, including supermarket branches, and we continue to leverage technology to provide customers the convenience of banking on the Internet, through 2,235 automated teller machines and via 24-hour telebanking.

     As of June 30, 2004, we had total assets of $128.1 billion, deposits of $85.5 billion and total shareholders' equity of $10.0 billion.

     Under the long-standing policy of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support these banks. As a result of this policy, we may be required to commit resources to our subsidiary banks in circumstances where we might not otherwise do so.

     Because we are a bank holding company, our rights and the rights of our creditors, including the holders of any of the securities offered by this prospectus, to participate in the distribution and payment of assets of any of our subsidiaries upon the subsidiary's liquidation or recapitalization would be subject to the prior claims of such subsidiary's creditors except to the extent that we may be a creditor with recognized claims against the subsidiary.

     We are incorporated under the laws of the State of Georgia. Our principal executive offices are located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308. Our general information telephone number is 404-588-7711.

MERGER WITH NCF

     On May 9, 2004, we announced a definitive agreement to merge with National Commerce Financial Corporation ("NCF"), a registered bank holding company headquartered in Memphis, Tennessee (the "NCF Merger"), pursuant to which the parties agreed that, subject to certain conditions, NCF will merge with and into SunTrust, with SunTrust surviving the NCF merger. NCF provides banking and other financial services through its banking and non-banking subsidiaries. As of June 30, 2004, NCF had consolidated assets of $24 billion and shareholders' equity of $2.8 billion. NCF's primary banking subsidiary is National Bank of Commerce, or NBC. NBC is a national banking association with its main office in Memphis, Tennessee and with its operations headquarters in Durham, North Carolina. In certain markets, NBC operates under the name Central Carolina Bank, or CCB, and Wal-Mart Money Center by National Bank of Commerce. NBC offers commercial and retail banking, savings and trust services through 258 CCB offices located in North Carolina and South Carolina, 24 Wal-Mart Money Centers in Georgia and Tennessee, 183 NBC offices located in Tennessee, Mississippi, Arkansas, Georgia, Virginia and West Virginia, and six El Banco branches located in Georgia.

     Under the terms of the definitive agreement, NCF shareholders will have the right, subject to proration, to elect to receive cash or SunTrust common stock. The estimated purchase price of $6.9 billion, which includes the value of outstanding stock options, is based on a price per share of SunTrust common stock of $65.24, which was the average of the closing prices of the stock for the two trading days before and two trading days after May 9, 2004. The total consideration consists of approximately $1.8 billion in cash and approximately
75.4 million SunTrust shares.

     The completion of the NCF Merger is subject to a number of customary conditions being met, including the approval by NCF holders of the merger agreement and the approval by SunTrust shareholders of the issuance of SunTrust common stock in the merger, as well as receipt of all required regulatory approvals. The NCF Merger will occur after all the conditions to its completion have been satisfied or, if permissible, waived. We anticipate that the NCF Merger will occur in the fourth quarter of 2004. However, we cannot assure you when or if the NCF Merger will occur.

                                   THE TRUSTS

     Each Trust is a statutory trust formed under Delaware law. Each Trust was created pursuant to a separate certificate of trust, which was filed with the Secretary of State of the State of Delaware, and a declaration of trust executed by us, as sponsor, and the Trust's trustees. A statutory trust is a separate legal entity that can be formed for the purposes of holding property. For federal income tax purposes, each Trust is a grantor trust. Each Trust exists for the exclusive purposes of:

     - issuing its trust preferred securities and common securities, which represent undivided beneficial interests in its assets,

     - investing the gross proceeds received from the sale of the trust preferred securities and common securities in an equal aggregate principal amount of subordinated debt securities of SunTrust, and

     - engaging in only those other activities necessary, appropriate, convenient or incidental thereto.

     The public will initially own all of a Trust's trust preferred securities. We will own all of a Trust's common securities. When a Trust issues its trust preferred securities, that Trust's declaration of trust will be amended and restated to set the terms of the trust preferred securities. The common securities will represent an aggregate liquidation amount equal to at least 3% of a Trust's total capitalization. The trust preferred securities will represent the remaining approximate 97% of a Trust's total capitalization.

     The common securities of a Trust will rank equally, and payments will be made on the common securities on a ratable basis, with the trust preferred securities of the Trust. However, if an event of default under the amended declaration of any Trust exists, the rights of the holders of the common securities of that Trust to receive distributions and payments and upon liquidation, redemption and otherwise will rank junior to the rights of the holders of the trust preferred securities of that Trust.

     Pursuant to the amended declaration of a Trust, the Trust will initially have five trustees. Three of the trustees will be our employees or officers, which we refer to as the "regular trustees." J.P. Morgan Trust Company, National Association will serve as institutional trustee under the amended declaration of each Trust. Chase Manhattan Bank USA, National Association will act as the Delaware trustee for each Trust. The institutional trustee and the Delaware trustee may at any time be removed or replaced by the holder of the common securities of the applicable Trust. For purposes of compliance with the provisions of the Trust Indenture Act of 1939, J.P. Morgan Trust Company, National Association will also act as indenture trustee under our guarantee of the trust preferred securities of each Trust, which we refer to as a "guarantee," until replaced by the holder of the common securities of that Trust.

     The institutional trustee for each Trust will hold title to the junior subordinated debt securities for the benefit of the Trust and that of the holders of the trust preferred securities and common securities of that Trust and, so long as the Trust holds the junior subordinated debt securities, the institutional trustee will have the power to exercise all rights, powers, and privileges of a holder of debentures under the indenture. In addition, the institutional trustee will maintain exclusive control of a segregated non-interest bearing trust account to hold all payments made in respect of the junior subordinated debt securities for the benefit of the holders of the applicable trust preferred securities and common securities, which we refer to as the "property account". The property account may be held at the institutional trustee or any paying agent of the institutional trustee. The institutional trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the applicable trust preferred securities and common securities out of funds from the property account. J.P. Morgan Trust Company, National Association will hold the guarantee for the benefit of the holders of the trust preferred securities of each Trust.

     As the direct or indirect holder of all the common securities of each Trust, we will have the right to appoint, remove or replace any trustee of a Trust and to increase or decrease the number of trustees. We will pay all fees, expenses, debts and obligations, other than with respect to the trust preferred securities and common securities, incurred and associated with each Trust and the offering of the trust preferred securities by any of the Trusts.

     The principal executive offices of each Trust are located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, and the telephone number of each Trust is 404-588-7711.

                                USE OF PROCEEDS

     Each Trust will use all proceeds received from the sale of its trust preferred securities to purchase junior subordinated debt securities issued by us. Unless the applicable prospectus supplement states otherwise, we will use the net proceeds from the sale of our junior subordinated debt securities for general corporate purposes, which may include:

     - the repayment of long-term debt;

     - the repayment of short-term debt, including commercial paper;

     - the purchase of equity securities, including repurchase of our common stock pursuant to our on-going stock repurchase plan;

     - investments at the holding company level;

     - investments in, or extensions of credit to, our banking and other subsidiaries and other banks and companies engaged in other financial service activities;

     - possible acquisitions; and

     - the purchase of investment securities.

     Until we use the net proceeds from the sale of any junior subordinated debt securities, we may temporarily invest the net proceeds in SunTrust Bank deposits, repurchase agreements with SunTrust Bank or short-term marketable securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows the ratio of earnings to fixed charges of our company, which includes our subsidiaries, on a consolidated basis. The ratio of earnings to fixed charges has been computed by dividing:

     - net income plus all applicable income taxes plus fixed charges, by

     - fixed charges.

     Fixed charges represent interest expense, either including or excluding interest on deposits as set forth below, and the portion of net rental expense deemed to be equivalent to interest on long-term debt. Interest expense, other than on deposits, includes interest on long-term debt, federal funds purchased and securities sold under agreements to repurchase, mortgages, commercial paper and other funds borrowed. For 1999, the ratio of earnings to fixed charges has been computed excluding extraordinary gains.

                                                                            SIX MONTHS
                                                                               ENDED
                                             YEAR ENDED DECEMBER 31,         JUNE 30,
                                         --------------------------------   -----------
RATIO OF EARNINGS TO FIXED CHARGES:      1999   2000   2001   2002   2003   2003   2004
-----------------------------------      ----   ----   ----   ----   ----   ----   ----
Including interest on deposits.........  1.59   1.51   1.66   1.94   2.28   2.20   2.56
Excluding interest on deposits.........  2.38   2.45   2.62   3.24   3.66   3.63   4.01

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

     We may issue junior subordinated debt securities from time to time in one or more series under the indenture dated as of November 14, 2001 between us and J.P. Morgan Trust Company, National Association (as successor in interest to Bank One, N.A.), as debt trustee. We refer to the indenture as supplemented or amended from time to time as the "indenture". The indenture will be qualified under the Trust Indenture Act of 1939. The terms of the junior subordinated debt securities will include those in the indenture and those made part of the indenture by the Trust Indenture Act. The following summary of the material terms and provisions of the junior subordinated debt securities is not intended to be complete. You should read the following description together with the indenture to help you understand the terms of the junior subordinated debt securities. A copy of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part.

GENERAL

     The junior subordinated debt securities will be issued as unsecured debt under the indenture. The indenture does not limit the aggregate principal amount of junior subordinated debt securities that we may issue and provides that we may issue junior subordinated debt securities from time to time in one or more series pursuant to a supplemental indenture or a resolution of our board of directors or a duly appointed committee.

     If we issue junior subordinated debt securities to a Trust in connection with the issuance of trust preferred securities and common securities by the Trust, the junior subordinated debt securities may be distributed ratably to the holders of such trust preferred securities and common securities in connection with the dissolution of the Trust as described in the applicable prospectus supplement. We will issue only one series of junior subordinated debt securities to a Trust in connection with a Trust's issuance of its trust preferred securities and common securities.

     A prospectus supplement relating to a series of junior subordinated debt securities being offered will include specific terms relating to the offering. These terms may include some or all of the following:

     - the title of the junior subordinated debt securities;

     - any limit on total principal amount of the subordinated debt securities;

     - the maturity date or dates on the subordinated debt securities;

     - the rate or rates of interest on the junior subordinated debt securities, which may be fixed or variable, at which the junior subordinated debt securities will bear interest, or the method of determining such rate or rates, if any;

     - the date or dates from which interest, if any, will accrue;

     - the date or dates on which interest will be payable, or the method of determining such interest payment date or dates, and the related record dates;

     - the place or places where the principal of, premium, if any, and interest on the junior subordinated debt securities will be payable;

     - the right, if any, to extend the interest payment periods and the duration of such extension;

     - any redemption dates, prices, rights, obligations and restrictions on the junior subordinated debt securities;

     - any mandatory or optional sinking fund, purchase fund or analogous provisions;

     - the denominations in which the junior subordinated debt securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

     - the currency or currency unit in which principal, premium, if any, and interest will be paid if other than U.S. dollars;

     - any events of default with respect to the junior subordinated debt securities, if not set forth in the indenture;

     - the form of the junior subordinated debt securities, including the form of the certificate of authentication;

     - any trustee, authenticating or paying agent, warrant agent, transfer agent or registrar with respect to the junior subordinated debt securities;

     - whether the junior subordinated debt securities will be issued as global securities and, in such case, the depositary for such global securities, and certain other matters relating to such global securities; and

     - any other material terms of such series of junior subordinated debt securities not specified in this prospectus.

     The indenture does not contain provisions that would afford holders of the junior subordinated debt securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction in which we are involved that may adversely affect such holders.

FORM, EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

     Unless the applicable prospectus supplement states otherwise, we will issue the junior subordinated debt securities in fully registered form, without coupons, and in denominations of $1,000 and integral multiples thereof. Holders of junior subordinated debt securities will not pay any service charge for any registration of transfer or exchange of the junior subordinated debt securities. We may, however, require payment of a sum sufficient to cover any tax or other government charge payable in connection with such registration or transfer.

     Unless the applicable prospectus supplement states otherwise, principal, premium, if any, and interest will be payable, and the junior subordinated debt securities will be transferable, at the corporate trust office of the debt trustee as paying and authenticating agent, except that, at our option, interest may be paid:

     - by check mailed to the address of the person entitled to such interest as it appears in the security register, or

     - by wire transfer to an account maintained by the person entitled to such interest as specified in the applicable security register.

BOOK-ENTRY SECURITIES

     We may issue junior subordinated debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement. In such case, one or more global securities will be issued in an aggregate denomination equal to the portion of the aggregate principal amount of outstanding junior subordinated debt securities to be represented by such global security. Until it is exchanged in whole or in part for subordinated debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary to its nominee and except in the circumstances described in the applicable prospectus supplement.

     The specific terms of any depositary arrangement and a description of the depositary will be provided in the applicable prospectus supplement.

SUBORDINATION

     The junior subordinated debt securities will rank junior to certain of our other debt, which may include both senior and subordinated indebtedness for money borrowed, to the extent described in the applicable prospectus supplement.

CERTAIN COVENANTS

     We will not, and will not permit any of our subsidiaries to:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock;

     - make any payment of principal, premium, if any, or interest on, or repay, repurchase or redeem any of our debt securities that rank equal or junior to the junior subordinated debt securities; or

     - make any guarantee payment with respect to any guarantee by us of debt securities of any of our subsidiaries if such guarantee ranks equal or junior to the junior subordinated debt securities;

if at such time:

          (1) an event of default exists under the indenture, which we refer to as an "indenture event of default," and we have not taken reasonable steps to cure the event of default;

          (2) if such junior subordinated debt securities are held by the institutional trustee, we have defaulted on our payment obligations under the guarantee or the guarantee of the common securities of such Trust; or

          (3) we have deferred the payment of interest on such junior subordinated debt securities as permitted under the indenture.

The foregoing covenant does not, however, apply to:

     - dividends, distributions, redemptions, purchases or acquisitions made by us by issuing our capital stock (or options, warrants or other rights to subscribe for our capital stock),

     - dividends declared in connection with implementing a shareholders' rights plan, issuing stock under the plan or redeeming or repurchasing rights pursuant to the plan,

     - payments under the guarantee or guarantee of common securities,

     - the purchase of fractional shares resulting from a reclassification of our capital stock,

     - the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,

     - purchases of common stock related to the issuance of common stock or rights under any of our director, officer or employee benefit plans, and

     - obligations under any of our dividend reinvestment or stock purchase plans.

     For so long as such trust preferred securities and common securities of a Trust remain outstanding, we will:

     - maintain, directly or indirectly, 100% ownership of the common securities of the Trust,

     - use our commercially reasonable efforts to cause the Trust to remain a grantor trust, and to continue to be classified as a grantor trust, for United States federal income tax purposes, and

     - not to cause or permit the dissolution, winding-up or termination of the Trust except in connection with a distribution of the junior subordinated debt securities as provided in the amended declaration of the Trust, or in connection with certain mergers, consolidations or amalgamations.

LIMITATION ON MERGERS AND SALES OF ASSETS

     We may not consolidate with, or merge into, any corporation or convey or transfer our properties and assets substantially as an entirety to any person unless:

     - the successor entity expressly assumes our obligations under the indenture, and

     - after giving effect to the transaction, no indenture event of default exists and no event that with notice or lapse of time would become an indenture event of default has occurred.

EVENTS OF DEFAULT, WAIVER AND NOTICE

     Under the indenture, the following events will constitute an indenture event of default with respect to each series of junior subordinated debt securities:

     - we fail for 30 days to pay any interest on the junior subordinated debt securities of that series when due; or

     - we fail to pay the principal of, or premium, if any, on the junior subordinated debt securities of that series when due either at maturity, upon redemption, by declaration or otherwise; or

     - we fail to perform or materially breach any other covenant in the indenture for 90 days after written notice to us by the debt trustee or to the debt trustee and us by the holders of at least 25% in principal amount of the junior subordinated debt securities of that series; or

     - certain events of bankruptcy, insolvency or reorganization relating to us occur; or

     - any other indenture event of default provided with respect to such series of junior subordinated debt securities as described in the related prospectus supplement.

     The indenture provides that the debt trustee may withhold notice of an indenture event of default to the holders of a series of junior subordinated debt securities, except a default in payment of principal, premium, if any, or interest on such junior subordinated debt securities, if the debt trustee considers it in the interest of such holders to do so.

     The indenture provides that if an indenture event of default with respect to any series of junior subordinated debt securities exists, either the debt trustee or the holders of 25% in principal amount of the outstanding junior subordinated debt securities of the series may declare the principal of all junior subordinated debt securities of the series to be due and payable immediately. In certain instances, the holders of a majority of the outstanding principal amount of the junior subordinated debt securities of such series may annul such declaration or waive such defaults, except defaults in payment of principal of, premium, if any, or interest on the junior subordinated debt securities.

     The holders of a majority in the outstanding aggregate principal amount of the junior subordinated debt securities of any series affected may direct the time, method and place of conducting any proceeding for any remedy available to the debt trustee under the indenture with respect to such series, provided the holders have offered to the debt trustee reasonable indemnity against expenses and liabilities. The indenture also provides that a holder of any junior subordinated debt security may institute suit for the enforcement of any payment of principal of, or premium, if any, and interest on such junior subordinated debt security on the stated maturity or upon repayment or redemption of such junior subordinated debt security and that this right may not be impaired without such holder's consent. Under the indenture, SunTrust must file annually with the debt trustee a certificate as to the absence of certain defaults under the indenture.

AMENDMENT AND MODIFICATION OF THE INDENTURE

     We and the debt trustee may, with the consent of the holders of a majority of the outstanding aggregate principal amount of the junior subordinated debt securities of all affected series, amend or modify the indenture. No amendment or modification may, without the consent of each affected holder:

     - change the fixed maturity date of any junior subordinated debt securities,

     - reduce the principal amount of the junior subordinated debt securities,

     - reduce the rate or extend the time of payment of interest on the junior subordinated debt securities,

     - make the principal of, premium, if any, or interest on, the junior subordinated debt securities payable in any coin or currency other than that provided in the junior subordinated debt securities,

     - impair or affect the right of any holder of junior subordinated debt securities to institute suit for the payment thereof or reduce any amount payable on prepayment, or

     - reduce the percentage of junior subordinated debt securities for which the consent of the holders is required for any such modification.

     If junior subordinated debt securities of a series are held by a Trust or a trustee, any amendment or modification of the indenture requiring consent as described above will also require the consent of the holders of all or a majority in liquidation amount of the trust preferred securities and common securities of the applicable Trust, as the case may be. As a result of these pass-through voting rights with respect to amendments and modifications to the indenture, no amendment or modification to the indenture will be effective until the holders of all or a majority in liquidation amount of the trust preferred securities and common securities consent to the amendment or modification.

SATISFACTION AND DISCHARGE

     The indenture provides that we may discharge our obligations to holders of any series of junior subordinated debt securities that either have or will within one year become due and payable by irrevocably depositing with the debt trustee funds in an amount sufficient to pay in full all of the outstanding junior subordinated debt securities of such series. In such event, the indenture will no longer be effective with respect to that series, except as to our obligations to pay all other sums due with respect to that series, and we will have satisfied and discharged the indenture with respect to that series.

GOVERNING LAW

     The indenture and the junior subordinated debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

THE DEBT TRUSTEE

     J.P. Morgan Trust Company, National Association, which serves as the debt trustee, has a principal corporate trust office at 101 California Street, Floor 38, San Francisco, California 94111. We and our affiliates have normal banking relationships with the debt trustee and its affiliates in the ordinary course of business.

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

     Each trust may issue from time to time one series of trust preferred securities pursuant to an amended and restated declaration of trust, which we refer to as an "amended declaration". Each amended declaration will be qualified as an indenture under the Trust Indenture Act. The terms of the trust preferred securities of a Trust will include those in the applicable amended declaration and those made a part of the amended declaration by the Trust Indenture Act. You should read the following description together with the applicable amended declaration to help you understand the terms of the trust preferred securities. A copy of each amended declaration will be filed as an exhibit to the registration statement of which this prospectus forms a part.

GENERAL

     The terms of the trust preferred securities issued by any Trust will mirror the terms of the junior subordinated debt securities purchased by the Trust, which will be described in the applicable prospectus supplement. The prospectus supplement relating to the trust preferred securities being offered will include specific terms relating to the offering. These terms may include some or all of the following:

     - the designation of the trust preferred securities;

     - the number and the initial public offering price of the trust preferred securities;

     - the annual distribution rate, or method of determining such rate, the date or dates upon which such distributions shall be payable and the date or dates from which distributions will accrue;

     - whether distributions will be cumulative, and, if so, the date or dates or method of determining the date or dates from which distributions on the trust preferred securities will be cumulative;

     - the amount that will be paid out of the assets of such Trust to the holders of trust preferred securities upon dissolution, winding-up or termination of such Trust;

     - whether the applicable Trust may redeem the trust preferred securities and the redemption price or prices and other terms and conditions relative to the redemption rights;

     - any voting rights;

     - the terms and conditions, if any, upon which junior subordinated debt securities may be distributed to holders of trust preferred securities;

     - any sinking fund provision;

     - any conversion rights;

     - if applicable, any securities exchange upon which the trust preferred securities will be listed; and

     - any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by such Trust not inconsistent with the amended declaration or with applicable law.

     We will guarantee all trust preferred securities to the extent set forth below under "Description of Guarantees." Certain United States federal income tax considerations applicable to any offering of trust preferred securities will be described in the applicable prospectus supplement.

COMMON SECURITIES

     In connection with the issuance of trust preferred securities by a Trust, the Trust will issue one series of common securities, which will have the terms set forth in the amended declaration. Except for voting rights, the terms of the common securities issued by a Trust will be identical to the terms of the trust preferred securities issued by such Trust, and the common securities will rank equally, and payments will be made on the common securities on a ratable basis, with the trust preferred securities. If an event of default under the amended declaration exists, which we refer to as a "declaration event of default," the rights of the holders of the common securities to receive distributions and payments upon liquidation, redemption and otherwise will rank junior to the rights of the holders of the trust preferred securities. Except in limited circumstances, the common securities will also have the right to vote to appoint, remove or replace any of the trustees of a Trust. We will own all of the common securities of each Trust.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If a declaration event of default exists, the holders of trust preferred securities of the applicable Trust will rely on the institutional trustee's enforcement of its rights against us as a holder of the subordinated debt securities issued to such Trust. In addition, the holders of a majority in liquidation amount of the trust preferred securities of such Trust may direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee or to direct the exercise of any trust or power conferred upon the institutional trustee under the applicable amended declaration, including the right to direct the institutional trustee to exercise the remedies available to it as a holder of the subordinated debt securities. If the institutional trustee fails to enforce its rights under the applicable series of subordinated debt securities, a holder of the applicable trust preferred securities may institute a legal proceeding directly against us to enforce the institutional trustee's rights without first instituting any legal proceeding against the institutional trustee or any other person or entity. Notwithstanding the foregoing, if a declaration event of default exists due to our failure to make payments on the applicable subordinated securities when due, then a holder of applicable trust preferred securities may bring a direct action. This means that a holder may directly sue for enforcement of payment to such holder of amounts due on the subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder. Such holder need not first:

     - direct the institutional trustee to enforce the terms of the subordinated debt securities or

     - sue us to enforce the institutional trustee's rights under the subordinated debt securities.

     In connection with any direct action, as holder of the common securities, we will be subrogated to the rights of such holder of trust preferred securities under the applicable amended declaration to the extent of any payment made by us to such holder.

THE INSTITUTIONAL TRUSTEE

     J.P. Morgan Trust Company, National Association, which serves as the debt trustee, has a principal corporate trust office at 101 California Street, Floor 38, San Francisco, California 94111. We and our affiliates have normal banking relationships with the institutional trustee and its affiliates in the ordinary course of business.

                           DESCRIPTION OF GUARANTEES

     In connection with the issuance by a Trust of any trust preferred securities, we will execute and deliver a guarantee for the benefit of the holders from time to time of the trust preferred securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act. J.P. Morgan Trust Company, National Association, which we refer to as the "guarantee trustee," will act as trustee under each guarantee for purposes of the Trust Indenture Act. The terms of the guarantee will include those in the guarantee and those made a part of the guarantee by the Trust Indenture Act. The following summary of the material terms and provisions of the guarantee is not intended to be complete. You should read the following description together with the guarantee to help you understand the terms of the guarantee. A copy of the guarantee has filed as an exhibit to the registration statement of which this prospectus forms a part.

GENERAL

     Pursuant to each guarantee, we will irrevocably and unconditionally agree, to the extent set forth in such guarantee, to pay in full, to the holders of the applicable trust preferred securities, the guarantee payments when due. The following payments, to the extent not paid by the relevant Trust, constitute "guarantee payments":

     - any accrued and unpaid distributions required to be paid on such trust preferred securities;

     - the redemption price with respect to any preferred security called for redemption; and

     - upon a voluntary or involuntary dissolution, winding-up or termination of the applicable Trust, other than in connection with the distribution of subordinated debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities upon maturity or redemption, the lesser of:

          (1) the aggregate of the liquidation amount and all accrued and unpaid distributions on such trust preferred securities to the date of payment, and

          (2) the amount of assets of such Trust remaining available for distribution to holders of such trust preferred securities in liquidation of such Trust.

     The redemption price and liquidation amount will be fixed at the time the trust preferred securities are issued.

     We will guarantee payments of distributions and other payments due on the trust preferred securities to the extent funds are available therefor. If we do not make a required payment on the related junior subordinated debt securities, a Trust will not have sufficient funds to make the related payment on the trust preferred securities. The guarantee does not cover payments on any trust preferred securities when the applicable Trust does not have sufficient funds to make such payments. Our obligation to make a guarantee payment may be satisfied by our paying or causing the relevant Trust to pay the required amount directly to the holders of trust preferred securities.

     The guarantee, when taken together with our obligations under the junior subordinated debt securities, the indenture and the amended declaration, including our obligations as issuer of the junior subordinated debt securities to pay costs, expenses, debts and liabilities of the Trusts, other than with respect to the trust preferred securities and common securities, will provide a full and unconditional guarantee, on a subordinated basis, by us of payments due on the trust preferred securities.

AMENDMENT OF THE GUARANTEES

     The holders of at least a majority in liquidation amount of the outstanding trust preferred securities of a Trust may amend the relevant guarantee. No such approval will be required, however, with respect to amendments that do not adversely affect the rights of holders of such trust preferred securities. The manner of obtaining any such approval will be set forth in the applicable prospectus supplement.

     We will also guarantee irrevocably and unconditionally each Trust's obligations with respect to the common securities to the same extent as the guarantees, except that upon an indenture event of default, holders of trust preferred securities will have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

TERMINATION

     Each guarantee will terminate:

     - upon full payment of the redemption price of all trust preferred securities of the applicable Trust,

     - upon distribution of the junior subordinated debt securities held by the applicable Trust to the holders of the trust preferred securities of such Trust, or

     - upon full payment of the amounts payable upon liquidation in accordance with the applicable amended declaration.

     Each guarantee will continue to be effective or will be reinstated, as the case may be, if, at any time, any holder of the applicable trust preferred securities is required to restore payment of any sums paid under such trust preferred securities or such guarantee.

EVENTS OF DEFAULT

     An event of default under a guarantee will occur if we fail to perform any of our payment or other obligations under the guarantee. The holders of a majority in liquidation amount of the trust preferred securities relating to such guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under such trust preferred securities. If the guarantee trustee fails to enforce such guarantee, any holder of trust preferred securities relating to such guarantee may institute a legal proceeding directly against us to enforce the guarantee trustee's rights under such guarantee, without first instituting a legal proceeding against the relevant Trust, the guarantee trustee or any other person or entity. Notwithstanding the foregoing, if we have failed to make a guarantee payment, a holder of trust preferred securities may directly institute a proceeding against us to enforce the guarantee for such payment. We waive any right or remedy to require that any action be brought first against such Trust or any other person or entity before proceeding directly against us.

STATUS OF THE TRUST PREFERRED SECURITIES GUARANTEES

     Unless the applicable prospectus supplement states otherwise, the guarantees will constitute our unsecured obligations and will rank:

     - junior to certain of our other liabilities, which may include both senior and subordinated indebtedness for money borrowed, to the extent set forth in the applicable prospectus supplement,

     - equally with any guarantee entered into by us in respect of any other Delaware statutory trust or other similar financing vehicle sponsored by us, and

     - senior to all of our capital stock and to any guarantee we have or will enter into in respect of any of our capital stock.

     The terms of the trust preferred securities provide that each holder, by acceptance of such preferred securities, agrees to the subordination provisions and other terms of the guarantee relating thereto as described in the applicable prospectus supplement.

     The guarantees will constitute a guarantee of payment and not of collection. A guarantee of payment entitles the guaranteed party to institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The guarantee trustee, prior to the occurrence of a default with respect to a guarantee, undertakes to perform only such duties as are specifically set forth in such guarantee and, after default, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of trust preferred securities unless offered reasonable indemnity against the costs, expenses and liabilities that might be incurred in connection with such action.

     J.P. Morgan Trust Company, National Association, which serves as the guarantee trustee, has a principal corporate trust office at 101 California Street, Floor 38, San Francisco, California 94111. We and our affiliates have normal banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

GOVERNING LAW

     The guarantees will be governed by and construed in accordance with the laws of the State of New York.

          RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, CORRESPONDING
               JUNIOR SUBORDINATED DEBT SECURITIES AND GUARANTEES

     As set forth in the applicable amended declaration, each Trust exists for the sole purpose of:

     - issuing its trust preferred securities and common securities, which represent undivided beneficial interests in its assets,

     - investing the gross proceeds received from the sale of the trust preferred securities and common securities in an equal aggregate principal amount of our junior subordinated debt securities, and

     - engaging in only those other activities necessary, appropriate, convenient or incidental thereto.

     As long we make payments when due on the junior subordinated debt securities held by a given Trust, the payments will be sufficient to cover payments due on the trust preferred securities and common securities of such Trust because of the following factors:

     - the aggregate principal amount of such junior subordinated debt securities will equal the sum of the aggregate stated liquidation amount of the trust preferred securities and common securities;

     - the interest rate and payment dates for the junior subordinated debt securities will match the distribution rate and payment dates for the trust preferred securities; and

     - as issuer of the junior subordinated debt securities, we will pay, and the applicable Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts, and obligations of the applicable Trust, other than with respect to the trust preferred securities and common securities.

     We will guarantee payments due on the trust preferred securities to the extent funds are available for these payments, as set forth under "Description of Guarantees." If we do not make interest payments on the junior subordinated debt securities purchased by the applicable Trust, the Trust will not have sufficient funds to pay distributions on its trust preferred securities. A guarantee does not apply to any payment of distributions when a Trust does not have sufficient funds to pay such distributions. A guarantee covers the payment of distributions and other payments on the related trust preferred securities only if, and to the extent that, we have made a payment of interest or principal on the junior subordinated debt securities held by such Trust.

     If we do not make payments on the junior subordinated debt securities held by a Trust when due, the holders of the trust preferred securities may direct the institutional trustee to enforce its rights under such junior subordinated debt securities. If the institutional trustee fails to enforce its rights, a holder of trust preferred securities may institute a legal proceeding against us to enforce the institutional trustee's rights under the junior subordinated debt securities without first instituting any legal proceeding against the institutional trustee or any other person or entity. Notwithstanding the foregoing, if a declaration event of default exists due to our failure to make payments on the junior subordinated debt securities when due, then a holder of trust preferred securities may institute a direct action for payment on or after the respective due date specified in the junior subordinated debt securities. In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities to the extent of any payment made by us to such holder in such direct action.

     Under each guarantee, we acknowledge that the guarantee trustee will enforce the guarantee on behalf of the holders of the related trust preferred securities. If we do not make payments under a guarantee, the guarantee provides a mechanism whereby the holders of the related trust preferred securities may direct the guarantee trustee to enforce its rights thereunder. Any holder of trust preferred securities may institute a legal proceeding directly against us to enforce the guarantee trustee's rights under the related guarantee without first instituting a legal proceeding against the applicable Trust, the guarantee trustee, or any other person or entity.

     We believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by us on a subordinated basis of payments due on trust preferred securities. See "Description of Guarantees -- General."

LIMITED PURPOSE OF TRUST

     Each Trust's trust preferred securities evidence a beneficial interest in the Trust, and each Trust exists for the sole purpose of issuing its trust preferred securities and common securities and investing the proceeds in our corresponding junior subordinated debt securities. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding junior subordinated debt security is that a holder of a corresponding junior subordinated debt security is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debt securities held, while a holder of trust preferred securities is entitled to receive distributions from the trust (or from us under the applicable guarantee) if and to the extent the trust has funds available for the payment of such distributions.

RIGHTS UPON DISSOLUTION

     Upon any voluntary or involuntary dissolution, winding up or liquidation of the Trusts involving the liquidation of the corresponding junior subordinated debt securities, after satisfaction of liabilities to creditors of the Trust, the holders of the related trust preferred securities will be entitled to receive, out of the assets held by the Trust, the liquidation distribution in cash. Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the corresponding junior subordinated debt securities, would be our subordinated creditor, subordinated in right of payment to all senior debt as set forth in the indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the Trust, other than the Trust's obligations to the holders of its trust preferred securities and common securities, the positions of a holder of such trust preferred securities and a holder of such corresponding junior subordinated debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.

                              PLAN OF DISTRIBUTION

     We and the Trusts may sell securities offered under this prospectus:

     - through underwriters or dealers;

     - through agents; or

     - directly to one or more purchasers.

     Any such underwriters, dealers or agents may include any of our broker-dealer subsidiaries, including SunTrust Capital Markets, Inc. and SunTrust Securities, Inc.

     The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, or at negotiated prices.

     For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:

     - the initial public offering price;

     - the names of any underwriters, dealers or agents;

     - the purchase price of the securities;

     - the proceeds from the sale of the securities to us and the Trusts;

     - any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

     - any discounts or concessions allowed or reallowed or repaid to dealers;
       and

     - the securities exchanges on which the securities will be listed, if any.

     If we and the Trusts use underwriters in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

     If we and the Trusts use dealers in the sale, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If we sell directly, no underwriters, dealers or agents would be involved. We and the Trusts are not making an offer of securities in any state that does not permit such an offer.

     Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act of 1933. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. We and the Trusts may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act of 1933, or to contribute with respect to payments that they may be required to make.

     We and the Trusts may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

     The securities will be new issues of securities with no established trading market and, unless otherwise specified in the applicable prospectus supplement, will not be listed on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

     Our broker-dealer subsidiaries are members of the NASD and may participate in distributions of securities. Accordingly, offerings of securities in which SunTrust's broker-dealer subsidiaries participate will conform with the provisions of Rule 2720 of the Conduct Rules of the NASD. The maximum underwriting compensation to be received in connection with any offering pursuant to this shelf registration will not exceed 8% of the aggregate public offering price of the securities.

     This prospectus, together with any applicable prospectus supplement, may also be used by any of our broker-dealer subsidiaries in connection with offers and sales of securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any of our broker-dealer subsidiaries, including SunTrust Capital Markets, Inc. and SunTrust Securities, Inc., may act as principal or agent in such transactions. None of our broker-dealer subsidiaries has any obligation to make a market in any of the securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

     Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

     Unless otherwise provided in the applicable prospectus supplement, certain legal matters with respect to the securities offered by us and the Trusts pursuant to this prospectus (other than the trust preferred securities) will be passed upon for us by Raymond D. Fortin, Senior Vice President, General Counsel and Secretary of SunTrust Banks, Inc. Certain matters of Delaware law relating to the trust preferred securities will be passed upon on our behalf by Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to both us and the Trusts. As of June 30, 2004, Mr. Fortin beneficially owned 20,200 shares of our common stock and held exercisable options to purchase 16,400 shares. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP has in the past performed, and continues to perform, legal services for us and our subsidiaries and is representing us in the NCF Merger.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by SunTrust Banks, Inc. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Filing Fee -- Securities and Exchange Commission............   $  190,050
Filing Fee -- NASD..........................................       30,500
Fees and expenses of Trustees...............................       30,000
Blue sky fees and expenses..................................        5,000
Printing and engraving expenses.............................       50,000
Legal fees and expenses.....................................      100,000
Accounting fees and expenses................................      140,000
Rating agency fees..........................................    1,000,000
Miscellaneous expenses......................................       34,450
                                                               ----------
Total expenses..............................................   $1,580,000
                                                               ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The following summary is qualified in its entirety by reference to the Georgia Business Corporation Code, and the Amended and Restated Bylaws of SunTrust Banks, Inc. ("SunTrust" or "Registrant") referred to below.

STATUTORY AUTHORITY

     The Georgia Business Corporation Code (the "GBCC") allows a corporation, pursuant to the corporation's articles of incorporation, bylaws, contract or resolution approved or ratified by the corporation's shareholders, to indemnify or obligate itself to indemnify a director or officer made party to a proceeding, including a proceeding brought by or in the right of the corporation. In addition, the GBCC permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provisions shall eliminate or limit the liability of a director: (A) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (B) for acts or omissions which involve intentional misconduct or a knowing violation of law; (C) for unlawful corporate distributions; or (D) for any transaction from which the director received an improper personal benefit. This provision, which has been adopted by the Registrant, pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers) and limits liability only for breaches of fiduciary duties under Georgia corporate law (and not for violation of other laws, such as the federal securities laws).

BYLAW AUTHORITY

     Article VII of SunTrust's Amended and Restated Bylaws provides:

     SECTION 1.  Definitions.

     As used in this Article, the term:

          (A) "Corporation" includes any domestic or foreign predecessor entity of this Corporation in a merger or other transaction in which the predecessor's existence ceased upon completion of the transaction.

          (B) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A "director" is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

          (C) "Disinterested director" means a director who at the time of a vote referred to in Section 3(C) or a vote or selection referred to in
     Section 4(B), 4(C) or 7(A) is not: (i) a party to the proceeding; or (ii) an individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

          (D) "Employee" means an individual who is or was an employee of the Corporation or an individual who, while an employee of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An "Employee" is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Employee" includes, unless the context requires otherwise, the estate or personal representative of an employee.

          (E) "Expenses" includes counsel fees.

          (F) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

          (G) "Officer" means an individual who is or was an officer of the Corporation which for purposes of this Article VII shall include an assistant officer, or an individual who, while an Officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. An "Officer" is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Officer" includes, unless the context requires otherwise, the estate or personal representative of an Officer.

          (H) "Official capacity" means: (i) when used with respect to a director, the office of a director in a corporation; and (ii) when used with respect to an Officer, the office in a corporation held by the Officer. Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

          (I) "Party" means an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

          (J) "Proceeding" means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

     SECTION 2.  Basic Indemnification Arrangement.

     (A) Except as provided in subsection (D) below and, if required by Section 4 below, upon a determination pursuant to Section 4 in the specific case that such indemnification is permissible in the circumstances under this subsection because the individual has met the standard of conduct set forth in this subsection (A), the Corporation shall indemnify an individual who is made a party to a proceeding because he is or was a director or Officer against liability incurred by him in the proceeding if he conducted himself in good faith and, in the case of conduct in his official capacity, he reasonably believed such conduct was in the best interest of the Corporation, or in all other cases, he reasonably believed such conduct was at least not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     (B) A person's conduct with respect to an employee benefit plan for a purpose he believes in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 2(A) above.

     (C) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the proposed indemnitee did not meet the standard of conduct set forth in subsection 2(A) above.

     (D) The Corporation shall not indemnify a person under this Article in connection with: (i) a proceeding by or in the right of the Corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that such person has met the relevant standard of conduct under this section; or (ii) with respect to conduct for which such person was adjudged liable on the basis that personal benefit was improperly received by him, whether or not involving action in his official capacity.

     SECTION 3.  Advances for Expenses.

     (A) The Corporation may advance funds to pay for or reimburse the reasonable expenses incurred by a director or Officer who is a party to a proceeding because he is a director or Officer in advance of final disposition of the proceeding if: (i) such person furnishes the Corporation a written affirmation of his good faith belief that he has met the relevant standard of conduct set forth in subsection 2(A) above or that the proceeding involves conduct for which liability has been eliminated under the Corporation's Articles of Incorporation; and (ii) such person furnishes the Corporation a written undertaking meeting the qualifications set forth below in subsection 3(B), executed personally or on his behalf, to repay any funds advanced if it is ultimately determined that he is not entitled to any indemnification under this Article or otherwise.

     (B) The undertaking required by subsection 3(A)(ii) above must be an unlimited general obligation of the director or Officer but need not be secured and shall be accepted without reference to financial ability to make repayment.

     (C) Authorizations under this Section shall be made: (i) by the Board of
Directors: (a) when there are two or more disinterested directors, by a majority vote of all disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or (b) when there are fewer than two disinterested directors, by a majority of the directors present, in which authorization directors who do not qualify as disinterested directors may participate; or (ii) by the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

     SECTION 4. Authorization of and Determination of Entitlement to Indemnification.

     (A) The Corporation shall not indemnify a director or Officer under Section 2 above unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of such person is permissible in the circumstances because he has met the relevant standard of conduct set forth in subsection 2(A) above; provided, however, that regardless of the result or absence of any such determination, to the extent that a director or Officer has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or Officer, the Corporation shall indemnify such person against reasonable expenses incurred by him in connection therewith.

     (B) The determination referred to in subsection 4(A) above shall be made:

          (i) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

          (ii) by special legal counsel:

             (1) selected by the Board of Directors or its committee in the manner prescribed in subdivision (i); or

             (2) If there are fewer than two disinterested directors, selected by the Board of Directors (in which selection directors who do not qualify as disinterested directors may participate); or

          (iii) by the shareholders; but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

     (C) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses of a director or Officer in the specific case shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 4(B) above, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection 4(B)(ii)(2) above to select counsel.

     (D) The Board of Directors, a committee thereof, or special legal counsel acting pursuant to subsection (B) above or Section 5 below, shall act expeditiously upon an application for indemnification or advances, and cooperate in the procedural steps required to obtain a judicial determination under
Section 5 below.

     (E) The Corporation may, by a provision in its Articles of Incorporation or Bylaws or in a resolution adopted or a contract approved by its Board of Directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in Section 3(C) or Section 4(C).

     SECTION 5.  Court-Ordered Indemnification and Advances for Expenses.

     A director or Officer who is a party to a proceeding because he is a director or Officer may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall order indemnification or advances for expenses if it determines that:

          (i) The director is entitled to indemnification under this part; or

          (ii) In view of all the relevant circumstances, it is fair and reasonable to indemnify the director or Officer or to advance expenses to the director or Officer, even if the director or Officer has not met the relevant standard of conduct set forth in subsection 2(A) above, failed to comply with Section 3, or was adjudged liable in a proceeding referred to in subsections (i) or (ii) of Section 2(D), but if the director or Officer was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding, unless the Articles of Incorporation of the Corporation or a Bylaw, contract or resolution approved or ratified by shareholders pursuant to Section 7 below provides otherwise.

     If the court determines that the director or Officer is entitled to indemnification or advance for expenses, it may also order the Corporation to pay the director's or Officer's reasonable expenses to obtain court-ordered indemnification or advance for expenses.

     SECTION 6.  Indemnification of Officers and Employees.

     (A) Unless the Corporation's Articles of Incorporation provide otherwise, the Corporation shall indemnify and advance expenses under this Article to an employee of the Corporation who is not a director or Officer to the same extent, consistent with public policy, as to a director or Officer.

     (B) The Corporation may indemnify and advance expenses under this Article to an Officer of the Corporation who is a party to a proceeding because he is an Officer of the Corporation: (i) to the same extent as a director; and (ii) if he is not a director, to such further extent as may be provided by the Articles of Incorporation, the Bylaws, a resolution of the Board of Directors, or contract except for liability arising out of conduct that is enumerated in subsections
(A)(i) through (A)(iv) of Section 7.

     The provisions of this Section shall also apply to an Officer who is also a director if the sole basis on which he is made a party to the proceeding is an act or omission solely as an Officer.

     SECTION 7.  Shareholder Approved Indemnification.

     (A) If authorized by the Articles of Incorporation or a Bylaw, contract or resolution approved or ratified by shareholders of the Corporation by a majority of the votes entitled to be cast, the Corporation may indemnify or obligate itself to indemnify a person made a party to a proceeding, including a proceeding brought by or in the right of the Corporation, without regard to the limitations in other sections of this Article, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization. The Corporation shall not indemnify a person under this Section 7 for any liability incurred in a proceeding in which the person is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

          (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation;

          (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;

          (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or

          (iv) for any transaction from which he received an improper personal benefit.

     (B) Where approved or authorized in the manner described in subsection 7(A) above, the Corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

          (i) the proposed indemnitee furnishes the Corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection 7(A)(i)-(iv) above; and

          (ii) the proposed indemnitee furnishes the Corporation a written undertaking, executed personally, or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification.

     SECTION 8.  Liability Insurance.

     The Corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him against the same liability under Section 2 or Section 3 above.

     SECTION 9.  Witness Fees.

     Nothing in this Article shall limit the Corporation's power to pay or reimburse expenses incurred by a person in connection with his appearance as a witness in a proceeding at a time when he is not a party.

     SECTION 10.  Report to Shareholders.

     If the Corporation indemnifies or advances expenses to a director in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance, in writing, to shareholders with or before the notice of the next shareholders' meeting.

     SECTION 11.  Severability.

     In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.

     SECTION 12.  Indemnification Not Exclusive.

     The rights of indemnification provided in this Article VII shall be in addition to any rights which any such director, Officer, employee or other person may otherwise be entitled by contract or as a matter of law.

     SECTION 13.  Amendments to Georgia Business Corporation Code.

     In the event that, following the date of these Bylaws, the Georgia Business Corporation Code is amended to expand the indemnification protections that a Georgia corporation is permitted to provide to its directors, Officers and/or Employees, as applicable, the indemnification protections set forth in this
Article VII shall be automatically amended, without any further action by the Board of Directors, the shareholders of the Corporation or the Corporation, to provide the same indemnification protections to the fullest extent provided by such amendments to the Georgia Business Corporation Code.

ITEM 16.  EXHIBITS

LIST OF EXHIBITS

EXHIBIT NO.                       DESCRIPTION OF EXHIBIT
-----------                       ----------------------
    1.1        Form of Underwriting Agreement for Trust Preferred
               Securities (incorporated by reference to Exhibit 1.1 to
               registration statement on Form S-3 (File No. 333-73368)
               filed on November 14, 2001).
    1.2        Form of Underwriting Agreement for Debt Securities
               (incorporated by reference to Exhibit 1.1 to registration
               statement on Form S-3 (File No. 333-86330) on April 16,
               2002).
    4.1*       Form of Certificate of Trust of SunTrust Capital VIII, IX, X
               and XI.
    4.2*       Form of Declaration of Trust of SunTrust Capital VIII, IX, X
               and XI.
    4.3.1**    Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Floating Rate
               Preferred Securities.
    4.3.2*     Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Fixed Rate Preferred
               Securities.
    4.4.1      Indenture, dated as of May 1, 1993, between SunTrust and
               J.P. Morgan Trust Company, National Association (as
               successor in interest to PNC Bank, National Association), as
               Trustee, to be used in connection with the issuance of
               Senior Debt Securities (incorporated by reference to Exhibit
               4(a) to registration statement on Form S-3 (File No.
               33-62162)).
    4.4.2      Indenture, dated as of May 1, 1993, between SunTrust and
               J.P. Morgan Trust Company, National Association (as
               successor in interest to Bank One, N.A. and The First
               National Bank of Chicago), as Trustee, to be used in
               connection with the issuance of Subordinated Debt Securities
               (incorporated by reference to Exhibit 4(b) to registration statement on Form S-3 (File No. 33-62162)).

EXHIBIT NO.                       DESCRIPTION OF EXHIBIT
-----------                       ----------------------
    4.4.3      Form of Indenture between SunTrust and J.P. Morgan Trust
               Company, National Association (as successor in interest to
               Bank One, N.A.), as Trustee, to be used in connection with the issuance of Junior Subordinated Debt Securities
               (incorporated by reference to Exhibit 4.4 to registration
               statement on Form S-3 (File No. 333-73368) filed on November
               14, 2001).
    4.5.1**    Form of Floating Rate Trust Preferred Security (included in
               Exhibit 4.3.1).
    4.5.2*     Form of Fixed Rate Trust Preferred Security (included in
               Exhibit 4.3.2).
    4.6.1**    Form of Floating Rate Junior Subordinated Debt Security
               (included in Exhibit 4.9.1).
    4.6.2      Form of Fixed Rate Junior Subordinated Debt Security
               (included in Exhibit 4.9.2).
    4.7        Form of Common Securities Guarantee (incorporated by
               reference to Exhibit 4.7 to registration statement on Form
               S-3 (File No. 333-73368) filed on November 14, 2001).
    4.8        Form of Preferred Securities Guarantee (incorporated by
               reference to Exhibit 4.8 to registration statement on Form
               S-3 (File No. 333-73368) filed on November 14, 2001).
    4.9.1**    Form of Supplemental Indenture to be used in connection with the issuance by the Company of Floating Rate Junior
               Subordinated Debt Securities.
    4.9.2      Form of Supplemental Indenture to be used in connection with the issuance by the Company of Fixed Rate Junior
               Subordinated Debt Securities (incorporated by reference to
               Exhibit 4.9.2 to registration statement on Form S-3 (File
               No. 333-73368) filed on November 14, 2001).
    4.10**     Form of Deposit Agreement, including form of Depositary
               Receipt.
    4.11**     Form of Warrant Agreement, including form of Warrant
               Certificate.
    4.12**     Form of Purchase Contract.
    4.13**     Form of Unit Certificate.
    5.1*       Opinion of Raymond D. Fortin as to the legality of the
               Senior Debt Securities, Subordinated Debt Securities, Junior
               Debt Securities, Purchase Contract, Units, Warrants, Common
               Stock and Trust Preferred Securities Guarantees to be issued by SunTrust Banks, Inc. (including the Consent of such
               Counsel).
    5.2*       Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to
               the legality of the Trust Preferred Securities to be issued by the Trusts (including the Consent of such Counsel).
    8.1**      Form of Tax Opinion of King & Spalding LLP.
   12.1*       Computation of the Ratio of Earnings to Fixed Charges.
   23.1*       Consent of Raymond D. Fortin (included in Exhibit 5.1).
   23.3*       Consent of Skadden, Arps, Slate, Meagher & Flom LLP
               (included in Exhibit 5.2).
   23.4*       Consent of PricewaterhouseCoopers LLP.
   24.1*       Powers of Attorney (included on signature page of this
               Registration Statement).
   25.1*       Statement of Eligibility of J.P. Morgan Trust Company,
               National Association, as Trustee under the Indenture for
               Senior Debt.
   25.2*       Statement of Eligibility of J.P. Morgan Trust Company,
               National Association, as Trustee under the Indenture for
               Subordinated Debt.
   25.3*       Statement of Eligibility of J.P. Morgan Trust Company,
               National Association, as Debt Trustee under the Indenture
               for Junior Subordinated Debt.
   25.4*       Statement of Eligibility of J.P. Morgan Trust Company,
               National Association, as Institutional Trustee under the
               Amended and Restated Declaration of Trust of SunTrust
               Capital VIII, SunTrust Capital IX, SunTrust Capital X and
               SunTrust Capital XI.
   25.5 *      Statement of Eligibility of J.P. Morgan Trust Company,
               National Association, as Guarantee Trustee under the Trust
               Preferred Securities Guarantee of SunTrust for the benefit of the holders of Trust Preferred Securities of SunTrust
               Capital VIII, SunTrust Capital IX, SunTrust Capital X and
               SunTrust Capital XI.

---------------

 * Filed herewith

** To be filed under a Current Report on Form 8-K and incorporated by reference herein.

ITEM 17.  UNDERTAKINGS

     1. Each of the undersigned Registrants hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by any Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

          (b) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. Each of the Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of any Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the indemnification provisions described herein, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     4. Each of the undersigned Registrants hereby undertakes that:

          (a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by any Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Each of the undersigned Registrants hereby undertakes to file an application for the purpose of determining eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, SunTrust Banks, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 10, 2004.

                                          SUNTRUST BANKS, INC.

                                          By:      /s/ PHILLIP HUMANN
                                            ------------------------------------
                                                     L. Phillip Humann
                                              Chairman of the Board, President
                                                and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Trusts certify that they have reasonable grounds to believe that they meets all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 10, 2004.

                                          SUNTRUST CAPITAL VIII
                                          SUNTRUST CAPITAL IX
                                          SUNTRUST CAPITAL X
                                          SUNTRUST CAPITAL XI

                                          By:     /s/ RAYMOND D. FORTIN
                                            ------------------------------------
                                                     Raymond D. Fortin
                                                      Attorney-in-Fact

     We, the undersigned directors and officers of SunTrust Banks, Inc. whose signatures appear below, do hereby constitute and appoint Raymond D. Fortin and Mark A. Chancy, and each or either of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the SEC, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933; and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities indicated on August 10, 2004.

                    SIGNATURES                                                       TITLE
                    ----------                                                       -----

              /s/ L. PHILLIP HUMANN                                     Chairman of the Board, President
 ------------------------------------------------                         and Chief Executive Officer
                L. Phillip Humann


               /s/ JOHN W. SPIEGEL                                 Vice Chairman and Chief Financial Officer
 ------------------------------------------------                        (Principal Financial Officer)
                 John W. Spiegel


                /s/ JORGE ARRIETA                                     Senior Vice President and Controller
 ------------------------------------------------                        (Principal Accounting Officer)
                  Jorge Arrieta


             /s/ ROBERT M. BEALL, II                                                Director
 ------------------------------------------------
               Robert M. Beall, II


                /s/ J. HYATT BROWN                                                  Director
 ------------------------------------------------
                  J. Hyatt Brown


                                                                                    Director
 ------------------------------------------------
                Alston D. Correll


               /s/ JEFFREY C. CROWE                                                 Director
 ------------------------------------------------
                 Jeffrey C. Crowe


                                                                                    Director
 ------------------------------------------------
                 Douglas N. Daft


              /s/ PATRICIA C. FRIST                                                 Director
 ------------------------------------------------
                Patricia C. Frist


               /s/ DAVID H. HUGHES                                                  Director
 ------------------------------------------------
                 David H. Hughes


              /s/ M. DOUGLAS IVESTER                                                Director
 ------------------------------------------------
                M. Douglas Ivester


               /s/ J. HICKS LANIER                                                  Director
 ------------------------------------------------
                 J. Hicks Lanier


             /s/ G. GILMER MINOR, III                                               Director
 ------------------------------------------------
               G. Gilmer Minor, III


               /s/ LARRY L. PRINCE                                                  Director
 ------------------------------------------------
                 Larry L. Prince


             /s/ FRANK S. ROYAL, M.D.                                               Director
 ------------------------------------------------
               Frank S. Royal, M.D.


            /s/ KAREN HASTIE WILLIAMS                                               Director
 ------------------------------------------------
              Karen Hastie Williams

                                LIST OF EXHIBITS

EXHIBIT NO.                      DESCRIPTION OF EXHIBIT
-----------                      ----------------------
    1.1       Form of Underwriting Agreement for Trust Preferred
              Securities (incorporated by reference to Exhibit 1.1 to
              registration statement on Form S-3 (File No. 333-73368)
              filed on November 14, 2001).
    1.2       Form of Underwriting Agreement for Debt Securities
              (incorporated by reference to Exhibit 1.1 to registration
              statement on Form S-3 (File No. 333-86330) on April 16,
              2002).
    4.1*      Form of Certificate of Trust of SunTrust Capital VIII, IX, X
              and XI.
    4.2*      Form of Declaration of Trust of SunTrust Capital VIII, IX, X
              and XI.
    4.3.1**   Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Floating Rate
              Preferred Securities.
    4.3.2*    Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Fixed Rate Preferred
              Securities.
    4.4.1     Indenture, dated as of May 1, 1993, between SunTrust and
              J.P. Morgan Trust Company, National Association (as
              successor in interest to PNC Bank, National Association), as
              Trustee, to be used in connection with the issuance of
              Senior Debt Securities (incorporated by reference to Exhibit
              4(a) to registration statement on Form S-3 (File No.
              33-62162)).
    4.4.2     Indenture, dated as of May 1, 1993, between SunTrust and
              J.P. Morgan Trust Company, National Association (as
              successor in interest to Bank One, N.A. and The First
              National Bank of Chicago), as Trustee, to be used in
              connection with the issuance of Subordinated Debt Securities
              (incorporated by reference to Exhibit 4(b) to registration statement on Form S-3 (File No. 33-62162)).
    4.4.3     Form of Indenture between SunTrust and J.P. Morgan Trust
              Company, National Association (as successor in interest to
              Bank One, N.A.), as Trustee, to be used in connection with the issuance of Junior Subordinated Debt Securities
              (incorporated by reference to Exhibit 4.4 to registration
              statement on Form S-3 (File No. 333-73368) filed on November
              14, 2001).
    4.5.1**   Form of Floating Rate Trust Preferred Security (included in
              Exhibit 4.3.1).
    4.5.2*    Form of Fixed Rate Trust Preferred Security (included in
              Exhibit 4.3.2).
    4.6.1**   Form of Floating Rate Junior Subordinated Debt Security
              (included in Exhibit 4.9.1).
    4.6.2     Form of Fixed Rate Junior Subordinated Debt Security
              (included in Exhibit 4.9.2).
    4.7       Form of Common Securities Guarantee (incorporated by
              reference to Exhibit 4.7 to registration statement on Form
              S-3 (File No. 333-73368) filed on November 14, 2001).
    4.8       Form of Preferred Securities Guarantee (incorporated by
              reference to Exhibit 4.8 to registration statement on Form
              S-3 (File No. 333-73368) filed on November 14, 2001).
    4.9.1**   Form of Supplemental Indenture to be used in connection with the issuance by the Company of Floating Rate Junior
              Subordinated Debt Securities.
    4.9.2     Form of Supplemental Indenture to be used in connection with the issuance by the Company of Fixed Rate Junior
              Subordinated Debt Securities (incorporated by reference to
              Exhibit 4.9.2 to registration statement on Form S-3 (File
              No. 333-73368) filed on November 14, 2001).
    4.10**    Form of Deposit Agreement, including form of Depositary
              Receipt.
    4.11**    Form of Warrant Agreement, including form of Warrant
              Certificate.
    4.12**    Form of Purchase Contract.
    4.13**    Form of Unit Certificate.
    5.1*      Opinion of Raymond D. Fortin as to the legality of the
              Senior Debt Securities, Subordinated Debt Securities, Junior
              Debt Securities, Purchase Contract, Units, Warrants, Common
              Stock and Trust Preferred Securities Guarantees to be issued by SunTrust Banks, Inc. (including the Consent of such
              Counsel).
    5.2*      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to
              the legality of the Trust Preferred Securities to be issued by the Trusts (including the Consent of such Counsel).
    8.1**     Form of Tax Opinion of King & Spalding LLP.
   12.1*      Computation of the Ratio of Earnings to Fixed Charges.

EXHIBIT NO.                      DESCRIPTION OF EXHIBIT
-----------                      ----------------------
   23.1*      Consent of Raymond D. Fortin (included in Exhibit 5.1).
   23.3*      Consent of Skadden, Arps, Slate, Meagher & Flom LLP
              (included in Exhibit 5.2).
   23.4*      Consent of PricewaterhouseCoopers LLP.
   24.1*      Powers of Attorney (included on signature page of this
              Registration Statement).
   25.1*      Statement of Eligibility of J.P. Morgan Trust Company,
              National Association, as Trustee under the Indenture for
              Senior Debt.
   25.2*      Statement of Eligibility of J.P. Morgan Trust Company,
              National Association, as Trustee under the Indenture for
              Subordinated Debt.
   25.3*      Statement of Eligibility of J.P. Morgan Trust Company,
              National Association, as Debt Trustee under the Indenture
              for Junior Subordinated Debt.
   25.4*      Statement of Eligibility of J.P. Morgan Trust Company,
              National Association, as Institutional Trustee under the
              Amended and Restated Declaration of Trust of SunTrust
              Capital VIII, SunTrust Capital IX, SunTrust Capital X and
              SunTrust Capital XI.
   25.5 *     Statement of Eligibility of J.P. Morgan Trust Company,
              National Association, as Guarantee Trustee under the Trust
              Preferred Securities Guarantee of SunTrust for the benefit of the holders of Trust Preferred Securities of SunTrust
              Capital VIII, SunTrust Capital IX, SunTrust Capital X and
              SunTrust Capital XI.

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 * Filed herewith

** To be filed under a Current Report on Form 8-K and incorporated by reference herein.